UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Neurocrine Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEUROCRINE BIOSCIENCES, INC.

12780 El Camino Real

San Diego, CA 92130

Notice of Annual Meeting of Stockholders

To Be Held on May 18, 2022

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), will be held on May 18, 2022, at 10:30 a.m., local time, at the Company’s corporate headquarters located at 12780 El Camino Real, San Diego, California 92130, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1.	The election of the three nominees for Class II Directors named herein to the Board of Directors to serve for a term of three years;

2.	An advisory vote on the compensation paid to the Company’s named executive officers;

3.	To approve an amendment and restatement of the Company’s 2020 Equity Incentive Plan;

4.	To approve an amendment and restatement of the Company’s 2018 Employee Stock Purchase Plan;

5.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

6.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any continuation, adjournment or postponement thereof.

Only stockholders of record at the close of business on March 21, 2022 are entitled to receive notice of and to vote at the Annual Meeting of Stockholders.

All stockholders are normally invited to attend the Annual Meeting of Stockholders in person. However, due to the COVID-19 pandemic, and our current COVID-19 policies, we strongly urge our stockholders not to attend the Annual Meeting in person this year and to instead submit proxy votes. Our Annual Meeting this year will be purely functional in format to comply with the relevant legal requirements. There will be no presentations or exhibitions. No refreshments will be provided, and any Board members or officers attending the meeting will not meet with stockholders individually. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in these proxy materials. Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors,

Darin Lippoldt
Chief Legal Officer and Corporate Secretary

San Diego, California

April 7, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to be Held on May 18, 2022 at 10:30 a.m. Local Time at

12780 El Camino Real, San Diego, California 92130.

The proxy statement and annual report to stockholders are available at

www.proxyvote.com. Please have the control number on your proxy card available.

PROXY SUMMARY

This summary highlights information that is described in more detail elsewhere in this proxy statement. This summary does not contain all the information you should consider before you vote, and you should read the entire proxy statement carefully before voting.

General Information

Annual Meeting of Stockholders

Meeting Date	May 18, 2022

Time	10:30 a.m. Local Time

Place	12780 El Camino Real, San Diego, California 92130

Record Date	March 21, 2022

How to Vote

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote in the following ways:

Telephone: Call 1-800-690-6903 from any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. Easy-to-follow voice prompts allow you to submit your proxy and confirm your instructions have been properly recorded.

Internet: Visit www.proxyvote.com to transmit your voting instructions and for electronic delivery of information via the Internet up until 11:59 P.M. Eastern Time the day before the meeting date. As with telephone voting, you can confirm that your instructions have been properly recorded.

Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Stockholders may also vote in person at the Annual Meeting; however, based on the evolving COVID-19 pandemic we strongly urge our stockholders not to attend the Annual Meeting in person this year and to instead submit proxy votes using one of the methods above.

Matters to be Voted on

Matter	Board of Directors Recommendation	Page Reference for More Information

Proposal One: Elect Class II Directors	FOR all nominees	18

Proposal Two: Advisory vote on executive compensation	FOR	20

Proposal Three: Approve an amendment and restatement of the Company’s 2020 Equity Incentive Plan	FOR	21

Proposal Four: Approve an amendment and restatement of the Company’s 2018 Employee Stock Purchase Plan	FOR	34

Proposal Five: Ratify Ernst & Young LLP as independent registered public accounting firm	FOR	40

12780 El Camino Real

San Diego, California 92130

PROXY STATEMENT

This Proxy is solicited on behalf of Neurocrine Biosciences, Inc., a Delaware corporation (the “Company” or “Neurocrine Biosciences”), for use at its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 18, 2022 beginning at 10:30 a.m., local time, or at any continuations, postponements or adjournments thereof for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters, located at 12780 El Camino Real, San Diego, California 92130. The Company’s phone number is (858) 617-7600.

ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

The Company has sent you these proxy materials because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.

We intend to mail these proxy materials on or about April 7, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in these proxy materials, including the election of the three nominees for Class II Directors named herein, an advisory vote on the compensation paid to the Company’s named executive officers, approval of an amendment and restatement of the Company’s 2020 Equity Incentive Plan, approval of an amendment and restatement of the Company’s 2018 Employee Stock Purchase Plan; and ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Who can attend the Annual Meeting?

All stockholders of record at the close of business on March 21, 2022 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the Annual Meeting. At the close of business on the Record Date, 95,509,161 shares of the Company’s common stock, $0.001 par value per share, were issued and outstanding. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any continuations, postponements or adjournments of the Annual Meeting.

Each outstanding share of the Company’s common stock will be entitled to one vote on each proposal considered at the Annual Meeting.

What constitutes a quorum? What are broker non-votes? What are advisory votes?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the Company to conduct its business at the Annual Meeting. As of the Record Date, 95,509,161 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 47,754,581 shares will be required to establish a quorum. The presence of a quorum will be determined by the Inspector of Elections (the “Inspector”).

Proxies received but marked as abstentions, as well as “broker non-votes,” will be included in the calculation of the number of shares considered to be present at the Annual Meeting. Broker non-votes occur when a holder of shares in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the “NYSE”), “non-routine” matters are matters that may substantively affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors, even if not contested. In addition, as required by Section 957 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, advisory votes on executive compensation are non-routine matters for which brokers do not have discretionary authority to vote shares held by account holders. Only ratification of our independent registered public accounting firm under Proposal Three is considered a routine matter.

The vote on Proposal Two is advisory. The approval or the disapproval of Proposal Two will not be binding on the Company or the Board of Directors and will not create or imply any change to the fiduciary duties of the Board of Directors. However, the Company and the Board of Directors will consider the results of the advisory vote on Proposal Two in making future decisions about compensation of the Company’s named executive officers.

How do I vote my shares in person at the Annual Meeting?

You may vote your shares held in your name as the stockholder of record in person at the Annual Meeting. You may vote your shares held beneficially in street name in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you are encouraged to direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you are encouraged to vote by proxy. You can vote by proxy over the Internet, by mail or by telephone pursuant to instructions provided on the enclosed proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on May 17, 2022.

Who will bear the cost of soliciting votes for the Annual Meeting?

To the extent such costs are incurred, the cost of solicitation of proxies will be borne by the Company. The Company will reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. To assist in soliciting proxies (votes), the Company has retained the professional proxy solicitation firm Alliance Advisors, LLC, at an approximate cost of $20,000. Proxies also may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone or by other appropriate means.

Can I change my vote after I return my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. Your proxy will also be revoked if you attend the Annual Meeting and vote in person; however, we are strongly discouraging in person attendance at the Annual Meeting this year as described above.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your common stock is registered in more than one name or are registered in different accounts. Please complete a proxy for each separate set of proxy materials that you receive to ensure that all of your shares are voted.

What are the Board of Directors’ recommendations?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board of Directors unanimously recommends a vote:

●	for election of the three nominees for Class II Directors named herein (see Proposal One);

●	for an advisory vote on the compensation paid to the Company’s named executive officers (see Proposal Two);

●	for approval of an amendment and restatement of the Company’s 2020 Equity Incentive Plan (see Proposal Three);

●	for approval of an amendment and restatement of the Company’s 2018 Employee Stock Purchase Plan (see Proposal Four); and

●	for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (see Proposal Five).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares represented in person or by proxy at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote for each item. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to each of the matters to be acted upon, other than Proposal Five. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on and will not be counted for any other matter to be acted upon, other than Proposal Five. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who counts the votes?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available under the “Investors” tab on our corporate website at www.neurocrine.com, and at www.proxyvote.com. However, you can only vote your shares at www.proxyvote.com. Please have the control number on your proxy card available.

STOCK OWNERSHIP

Who are the principal stockholders, and how much stock does management own?

The following table sets forth the beneficial ownership of the Company’s common stock as of March 15, 2022 by (i) each of the executive officers named in the table under the heading “Summary Compensation Table,” (ii) each current director, (iii) all current directors and executive officers as a group and (iv) all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock. The table is based upon information supplied by our executive officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. A total of 95,509,161 shares of the Company’s common stock were issued and outstanding as of March 15, 2022.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned (2)	Number of Shares of Common Stock Acquirable Within 60 Days (3)	Total Number of Shares of Common Stock Beneficially Owned (4)	Percent Ownership
BlackRock, Inc. (5)	11,476,545	—	11,476,545	12.0%
55 East 52nd Street, New York, NY 10055
The Vanguard Group (6)	8,787,991	—	8,787,991	9.2%
100 Vanguard Blvd., Malvern, PA 19355
Janus Henderson Group plc (7)	7,445,839	—	7,445,839	7.8%
201 Bishopsgate EC2M 3AE, United Kingdom
Kevin C. Gorman, Ph.D.	462,844	969,296	1,432,140	1.5%
Matthew C. Abernethy	20,204	166,699	186,903	*
Eric Benevich.	20,515	309,834	330,349	*
Jude Onyia, Ph.D.	—	404	404	*
Eiry W. Roberts, M.D.	24,860	169,407	194,267	*
William H. Rastetter, Ph.D.	24,750	168,115	192,865	*
Gary A. Lyons	208,697	136,615	345,312	*
Johanna Mercier	—	13,824	13,824	*
George J. Morrow	—	106,615	106,615	*
Leslie V. Norwalk	—	27,448	27,448	*
Richard F. Pops	29,512	136,615	166,127	*
Shalini Sharp	—	19,347	19,347	*
Stephen A. Sherwin, M.D.	25,055	121,615	146,670	*
All current executive officers and directors as a group (18 persons)	1,005,502	3,297,323	4,302,825	4.4%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company’s common stock as of March 15, 2022.
(1)	The address of each beneficial owner named is c/o Neurocrine Biosciences, Inc., 12780 El Camino Real, San Diego, CA 92130, unless otherwise indicated.
(2)

Represents shares of common stock owned, excluding shares of common stock subject to stock options that are listed under the heading “Number of Shares of Common Stock Acquirable Within 60 Days,” by the named parties as of March 15, 2022.

(3)

Shares of common stock subject to stock options currently exercisable or exercisable within 60 days of March 15, 2022, regardless of exercise price, are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

(4)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(5)

Based on Amendment No. 10 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 27, 2022, reporting ownership as of December 31, 2021. According to such filing, BlackRock beneficially owns 11,476,545 shares of common stock and sole voting power as to 10,973,740 shares of common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the common stock held by BlackRock. No one person’s interest in the common stock held by BlackRock is more than five percent of the Company’s total outstanding common stock.

(6)

Based on Amendment No. 6 to Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) on February 10, 2022, reporting ownership as of December 31, 2021. According to such filing, Vanguard Group beneficially owns 8,787,991 shares of common stock and sole voting power as to 0 shares of common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the common stock held by Vanguard Group. No one other person’s interest in the common stock held by Vanguard Group is more than five percent of the Company’s total outstanding common stock.

(7)

Based on Amendment No. 5 to Schedule 13G filed by Janus Henderson Group plc (“Janus”) on February 10, 2022, reporting ownership as of December 31, 2021. According to such filing, Janus beneficially owns 7,445,839 shares of common stock and sole voting power as to 0 shares of common stock. These securities are owned by various institutional investors for which Janus has a controlling ownership interest. As a result of its role as an investment adviser or sub-adviser to such institutional investors, for the purposes of the reporting requirements of the Exchange Act, Janus is deemed to be a beneficial owner of such securities; however, Janus expressly disclaims that it is, in fact, the beneficial owner of such securities.

BOARD OF DIRECTORS AND COMMITTEES

General

The Company’s bylaws, as amended, provide that the Board of Directors is comprised of nine directors. The Company’s Certificate of Incorporation provides that the Board of Directors is divided into three classes. There are currently three directors in Class I (William H. Rastetter, Ph.D., George J. Morrow, and Leslie V. Norwalk), three directors in Class II (Richard F. Pops, Shalini Sharp, and Stephen A. Sherwin, M.D.), and three directors in Class III (Kevin C. Gorman, Ph.D., Gary A. Lyons, and Johanna Mercier). With the exception of Kevin C. Gorman, Ph.D., who is the Chief Executive Officer of the Company, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.

The directors in Class I hold office until the 2024 Annual Meeting of Stockholders, the directors in Class II hold office until the 2022 Annual Meeting of Stockholders, and the directors in Class III hold office until the 2023 Annual Meeting of Stockholders (or, in each case, until their earlier resignation, removal from office, or death). After each such election, the directors in each such case will then serve in succeeding terms of three years and until a successor is duly elected and qualified. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among the Company’s directors and executive officers.

The term of office for directors Richard F. Pops, Shalini Sharp, and Stephen A. Sherwin, M.D. will expire at the 2022 Annual Meeting of Stockholders.

Director Biographies of Class II Directors Nominated for Reelection at the 2022 Annual Meeting of Stockholders

Richard F. Pops has served on the Board of Directors since April 1998. Mr. Pops is the Chairman and Chief Executive Officer of Alkermes, Inc. He joined Alkermes as Chief Executive Officer in February 1991. Under his leadership, Alkermes has grown from a privately held research-based company with 25 employees to an international, publicly traded pharmaceutical company with more than 1,200 employees. In addition to Alkermes, he currently serves on the Board of Directors of the Biotechnology Innovation Organization (BIO) and the Pharmaceutical Research and Manufacturers of America (PhRMA). Previously, Mr. Pops served on the Board of Directors of Epizyme, Inc., a biotechnology company focused on epigenetics. He holds a B.A. in Economics from Stanford University.

The continued service of Mr. Pops to the Company’s Board of Directors is based on his leadership experience and track record for growing companies, his strength in business strategy and his financial acumen and capital markets experience. In addition, Mr. Pops is recognized for his service to the biopharmaceutical industry as a member of the Boards of the Biotechnology Industry Organization and the Pharmaceutical Research and Manufacturers of America. His breadth and range of industry experience from operations and strategy is a significant contribution to the Board of Directors.

Shalini Sharp has served on the Board of Directors since February 2020. She also serves on the Board of Directors of Mirati Therapeutics, Sutro Biopharma, Precision Biosciences, Organon & Co., and TB Alliance. Previously, Ms. Sharp served on the Board of Directors of Array Biopharma, prior to its acquisition by Pfizer, as well as on the Board of Directors of Panacea Acquisition Corp., prior to its merger with Nuvation Bio. Ms. Sharp has held the positions of Chief Financial Officer and Executive Vice President at Ultragenyx, a biopharmaceutical company committed to bringing to patients novel products for the treatment of serious rare and ultra-rare genetic diseases, and Chief Financial Officer at Agenus Inc., a clinical-stage immuno-oncology company focused on the discovery and development of therapies that engage the body’s immune system to fight cancer. She served on the Board of Directors of Agenus for several years after her departure. Ms. Sharp previously served in strategic planning and as chief of staff to the Chairman of the Board of Directors at Elan Pharmaceuticals during the company’s restructuring. Ms. Sharp has also served as a management consultant at McKinsey & Company and an investment banker at Goldman Sachs, specializing in healthcare at both companies. She holds a B.A., magna cum laude, and an M.B.A. from Harvard University.

The continued service of Ms. Sharp to the Company’s Board of Directors is based on her extensive experience as a chief financial officer of a public company, her financial acumen, and her management and leadership skills. Ms. Sharp will not seek re-election to the Board of Directors of Precision Biosciences and her board service will cease at the end of its term at Precision Biosciences’ 2022 annual meeting of stockholders.

Stephen A. Sherwin, M.D. has served on the Board of Directors since April 1999. Dr. Sherwin currently divides his time between advisory work in the life science industry and patient care and teaching in his specialty of medical oncology. He is a

Clinical Professor of Medicine at the University of California, San Francisco, and a volunteer Attending Physician in Hematology-Oncology at the Zuckerberg San Francisco General Hospital. Dr. Sherwin currently serves on the Board of Directors of Biogen and the BioPlus Special Purpose Acquisition Corporation. He is a Venture Partner with Third Rock Ventures and a member of the Scientific Steering Committee of the Parker Institute for Cancer Immunotherapy. Previously Dr. Sherwin was Chairman and Chief Executive Officer of Cell Genesys, a cancer immunotherapy company, from 1990 until the company’s merger in 2009 with BioSante Pharmaceuticals (now ANI Pharmaceuticals). He was also a Co-founder and Chairman of Abgenix, an antibody company which was acquired by Amgen in 2006, and co-founder and chairman of Ceregene, a gene therapy company which was acquired by Sangamo Biosciences in 2013. From 1983 to 1990, Dr. Sherwin held various positions in clinical research at Genentech, most recently that of Vice President. Prior to 1983, he was on the staff of the National Cancer Institute. In addition, Dr. Sherwin previously served on the board of directors of Aduro Biotech, Neon Therapeutics, as well as the Biotechnology Industry Organization from 2001 to 2014 and as its chairman from 2009 to 2011, and was a member of the President’s Council of Advisors in Science and Technology (PCAST) Working Group on Drug Development from 2011 to 2013. Dr. Sherwin holds a B.A. in biology summa cum laude from Yale University and an M.D. from Harvard Medical School, is board-certified in internal medicine and medical oncology, and is a Fellow of the American College of Physicians.

The continued service of Dr. Sherwin for election to the Company’s Board of Directors is based on his experience and credentials in the biotechnology industry as the former Chief Executive Officer of Cell Genesys, Inc., the former chairman and co-founder of Abgenix, Inc., the chairman and co-founder of Ceregene, Inc., and his positions at Genentech, Inc. and the National Cancer Institute. Dr. Sherwin is also currently Chairman Emeritus of the Biotechnology Industry Organization. In addition to his biotechnology credentials, Dr. Sherwin’s medical expertise in internal medicine and medical oncology provides a unique contribution to the Board of Directors.

Director Biographies of Class I and Class III Directors not Nominated for Reelection at the 2022 Annual Meeting of Stockholders

William H. Rastetter, Ph.D. has served on the Board of Directors since February 2010 and as Chairman of the Board of Directors since May 2011. Currently, he serves as the Chairman of the Board of Directors for Fate Therapeutics, a publicly traded company focused on cellular therapies, as well as for Daré Bioscience, Inc. (previously known as Cerulean Pharma Inc.), a publicly traded company focused on women’s healthcare. Dr. Rastetter also serves on the Board of Directors for Regulus Therapeutics Inc., a publicly traded company focused on RNA-based therapeutics. Dr. Rastetter previously served on the board of Grail, Inc., a private company developing deep sequencing approaches for disease diagnosis, with an initial focus on the early diagnosis of cancer. Dr. Rastetter serves as an advisor to Illumina Ventures, and is the Chairman of San Diego Squared, a nonprofit focused on STEM awareness and education for students in underserved communities. Dr. Rastetter was a partner in the venture capital firm, Venrock, from 2006 through early 2013 and was Executive Chairman of Biogen Idec, Inc. from 2003 to 2005. Earlier, he served as Chairman and Chief Executive Officer of IDEC Pharmaceuticals Corporation until its merger with Biogen in 2003; he joined IDEC Corporation as its Chief Executive Officer at the company’s founding in 1986. From 1984 to 1986, Dr. Rastetter was Director of Corporate Ventures at Genentech, where from 1982 to 1984 he held scientific positions. He held a series of faculty positions including Associate Professor at the Massachusetts Institute of Technology (“MIT”) from 1975 to 1982. Dr. Rastetter has an S.B. degree in Chemistry from MIT and received M.A. and doctorate degrees in Chemistry from Harvard University.

The continued service of Dr. Rastetter on the Company’s Board of Directors is based on Dr. Rastetter’s scientific and technical expertise combined with his business experience in leading rapidly growing companies in the life science industry. The Company’s continued growth is dependent on scientific and technical advances, and the Board of Directors believes that Dr. Rastetter offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Rastetter’s board and executive leadership experience at other life science companies provides valuable strategic and governance insight to the Board of Directors as a whole.

George J. Morrow has served on the Board of Directors since October 2015. Mr. Morrow served as Executive Vice President, Global Commercial Operations at Amgen Inc., a global biotechnology company, from 2003 until his retirement in 2011. He joined Amgen in 2001 as Executive Vice President, Worldwide Sales and Marketing. His responsibilities included oversight of all commercial functions for Amgen’s broad spectrum of products in more than 50 countries worldwide, and the introduction of multiple new products into global markets. From 1992 to 2001, Mr. Morrow held executive management and commercial positions within several subsidiaries of Glaxo Wellcome, including Group Vice President for Commercial Operations (U.S.), Managing Director (U.K.), and most recently as President and Chief Executive Officer of Glaxo Wellcome, Inc. (U.S.). Mr. Morrow currently serves on the Board of Directors of Align Technology, Inc., a global medical device company. He has previously served on the boards of Vical, Inc., Otonomy, Inc., Glaxo Wellcome, Inc., Human Genome Sciences, Inc., Safeway, Inc., National Commerce Bank, the John Hopkins School of Public Health, and the Duke University Fuqua School of Business. Mr. Morrow holds a B.S. in

Chemistry from Southampton College, Long Island University, an M.S. in Biochemistry from Bryn Mawr College and an M.B.A. from Duke University.

The continued service of Mr. Morrow on the Company’s Board of Directors is based on his extensive commercialization experience at Amgen, his broad executive experience at GlaxoSmithKline Inc., and his years of experience in corporate governance as a board member of several publicly traded companies. Mr. Morrow’s board experience, leadership experience and commercialization expertise prove valuable strategic insights to the Board of Directors.

Leslie V. Norwalk has served on the Board of Directors since September 2019. Since 2007, Ms. Norwalk has served as Strategic Counsel to healthcare companies at Epstein Becker Green, EBG Advisors and National Health Advisors. Ms. Norwalk advises several private equity firms on healthcare matters. She serves as a director of Centene, Inc., NuVasive, Inc., Modivcare (formerly Providence Service Corporation), and Arvinas, Inc., all publicly traded companies, as well as several privately held healthcare companies. Ms. Norwalk previously served on the Board of Directors of Endologix, Magellan Health, and Press Ganey. Ms. Norwalk began her career in the public sector as The White House Special Assistant to the Office of Presidential Personnel under the first Bush administration, following which, she practiced law at the Washington, D.C. office of Epstein Becker Green, P.C. From 2001 to 2007 she served in several roles at the Centers for Medicare & Medicaid Services (CMS) under the George W. Bush administration, including serving as Deputy Administrator, and Counselor and Policy Advisor, before assuming the role of Acting Administrator. Ms. Norwalk holds a J.D. from the George Mason University School of Law and a B.A. in Economics and International Relations from Wellesley College.

Ms. Norwalk appreciates the concern held by some stockholders that she may be overboarded. Her intention is to address that concern by reducing the number of boards on which she serves during this proxy season. Despite the overboarding concern, the Company believes Ms. Norwalk is able to devote sufficient time and attention to her duties and to fulfill her responsibilities. In particular, other than occasional consulting work, Ms. Norwalk devotes all of her professional time to corporate board activities. The continued service of Ms. Norwalk to the Company’s Board of Directors is based on her deep knowledge of, and experience with, the healthcare industry and government regulations, as well as corporate governance and risk management. Such knowledge and experience provides valuable guidance and insight to the Board of Directors.

Kevin C. Gorman, Ph.D. has been employed with the Company since 1993. He was appointed President and Chief Executive Officer in January 2008 after having served as Executive Vice President and Chief Operating Officer since September 2006 and prior to that, as Executive Vice President and Chief Business Officer and Senior Vice President of Business Development. He currently serves as Chief Executive Officer and has served on the Board of Directors since January 2008. Dr. Gorman also serves as a director of Xencor, Inc. a clinical stage biopharmaceutical company. From 1990 until 1993, Dr. Gorman was a principal of Avalon Medical Partners, L.P. where he was responsible for the early stage founding of the Company and several other biotechnology companies such as Onyx Pharmaceuticals, Inc., Metra Biosystems, Inc., Idun Pharmaceuticals, Inc. and ARIAD Pharmaceuticals, Inc. Dr. Gorman received his Ph.D. in immunology and M.B.A. in Finance from the University of California, Los Angeles and did further post-doctoral training at The Rockefeller University.

The continued service of Dr. Gorman on the Company’s Board of Directors is based on the fact that as Chief Executive Officer of the Company, Dr. Gorman has extensive knowledge of our commercial products and our product candidates, our employees and the industry in which we operate. Dr. Gorman has also demonstrated exceptional leadership skills, sound business judgment and a strong commitment to the Company.

Gary A. Lyons has served on the Board of Directors since joining Neurocrine Biosciences in February 1993. Mr. Lyons served as the President and Chief Executive Officer of the Company from February 1993 through January 2008. Prior to joining the Company, Mr. Lyons held a number of senior management positions at Genentech, Inc., including Vice President of Business Development and Vice President of Sales. Mr. Lyons is currently the Chairman of the Board of Directors of Rigel Pharmaceuticals, Inc., a biotechnology company focused on developing drugs for the treatment of inflammatory/autoimmune and metabolic diseases, and Travere Therapeutics, an ultra-orphan disease commercial-stage company. Mr. Lyons is a member of the Board of Directors of Brickell Biotech, Inc., a biotechnology company focused on debilitating skin diseases, and Eledon Pharmaceuticals, Inc. (formerly Novus Therapeutics), a biotechnology company focused on immunology therapeutics. Mr. Lyons was previously a director of Facet Biotech Corporation. Mr. Lyons holds a B.S. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

The continued service of Mr. Lyons on the Company’s Board of Directors is based on Mr. Lyons’ extensive business development and corporate governance experience and, as the Company’s former Chief Executive Officer, his in-depth understanding of the Company’s product candidates, management and culture. With this history with the Company and management, Mr. Lyons brings a unique perspective and point of view to the Company’s Board of Directors.

Johanna Mercier has served on the Board of Directors since April 2021. Ms. Mercier is the Chief Commercial Officer of Gilead Sciences, with responsibility for the global commercialization of Gilead’s medicines across virology, liver and oncology franchises. Ms. Mercier is actively engaged with the policy and advocacy community to ensure affordability and access to the company’s medicines in both the developed and resource-limited countries. She is a staunch advocate for diversity and inclusion and is the executive sponsor for the Women@Gilead employee resource group. Ms. Mercier joined Gilead in 2019 after 25 years at Bristol Myers Squibb, where she served in a number of executive leadership positions, gaining broad experience across geographies and in all aspects of the commercial business. Ms. Mercier holds a B.S. in Biology from the University of Montreal and an M.B.A. from Concordia University. She is a member of the board of the University of Southern California’s Leonard D. Schaeffer Center for Health Policy and Economics. Ms. Mercier is also a member of World 50.

The continued service of Ms. Mercier on the Company’s Board of Directors is based on Ms. Mercier’s extensive commercialization experience at both Gilead Sciences and Bristol Myers Squibb, as well as her executive leadership experience across geographies and in all aspects of the commercial business.

CORPORATE GOVERNANCE

General

We have long believed that good corporate governance is important to ensure that Neurocrine Biosciences is managed for the long-term benefit of its stockholders. We periodically review our corporate governance policies and practices. The Board of Directors has adopted Corporate Governance Guidelines which describe our corporate governance practices and address corporate governance issues such as Board composition, responsibilities and director qualifications. These guidelines are available at www.neurocrine.com.

Corporate Governance Best Practices

We are committed to maintaining strong corporate governance practices that promote the long-term interests of the Company and our stockholders and help strengthen the oversight functions of our management and Board of Directors. Additional information about our corporate governance policies and practices, including our committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Comprehensive Compliance Program, 2022 Corporate Sustainability Report, and Policy for Recoupment of Incentive Compensation, can be found on our website, www.neurocrine.com. Additionally, for more information on our commitment to corporate social responsibility and stewardship, including environmental sustainability, diversity and inclusion and other key initiatives, please see our ESG Report, which is posted on our website referenced above under the “Corporate Sustainability” section of the website. We believe these efforts reflect the best interests of our patients, our stockholders and the communities in which we operate and serve. The information posted on or accessible through our website is not incorporated into this proxy statement.

We believe that our strong corporate governance practices empower our independent directors to exercise effective oversight of our business generally and our management team specifically, including the performance of our Chief Executive Officer.

The following table highlights some of our key corporate governance practices:

Corporate Governance Best Practices
Director resignation policy for directors receiving less than majority support	Stockholder ability to call special meetings
Director overboarding policy	Stockholder action by written consent
Diverse Board and policies emphasizing diversity in all new director searches	No poison pill in force
Separate Chairman and CEO	Clawback policy
All directors attended at least 75% of Board and relevant committee meetings	New director orientation and continuing director education
Code of Business Conduct and Ethics	Executive sessions of independent directors held at every regular Board meeting
Annual board and committee assessment	Active stockholder engagement

What is the Board’s leadership structure?

It is the Company’s policy to separate the roles of Chief Executive Officer and Chairman of the Board. This separation recognizes the independent roles of the Board of Directors, Chairman of the Board and Chief Executive Officer. The Board of Directors sets Company strategy and provides oversight and accountability for the Chief Executive Officer and Company management. The Chairman of the Board presides over the Board of Directors and provides guidance to the Chief Executive Officer. The Chief Executive Officer and the balance of the Board of Directors set Company goals with the Chief Executive Officer providing leadership and day to day oversight in furtherance of those goals. The Company believes that separation of the Board of Directors and Company leadership reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders.

Are the members of the Board independent?

The Board of Directors annually reviews the independence of each of the directors. With the exception of Kevin C. Gorman, Ph.D., who is the Chief Executive Officer of Neurocrine Biosciences, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.

How often did the Board meet during fiscal 2021?

The Board of Directors held a total of thirteen meetings during 2021. For 2021, the Board of Directors had an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee. Charters for each of these committees have been established and approved by the Board of Directors and current copies of the charters for each of the committees have been posted on the Company’s website at www.neurocrine.com. During 2021, no director attended fewer than 75% of the aggregate of the total meetings of the Board of Directors and no director attended fewer than 75% of the total number of meetings held by any committee of the Board of Directors on which such director served.

What are the various committees of the Board and which directors are on those committees?

Committee Composition

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING/CORPORATE GOVERNANCE COMMITTEE

William H. Rastetter, Ph.D. (Board Chair)

Kevin C. Gorman, Ph.D.

Gary A. Lyons

Johanna Mercier

George J. Morrow

Leslie V. Norwalk

Richard F. Pops

Shalini Sharp

Stephen A. Sherwin, M.D.

= Chair = Member

The Company’s Audit Committee is comprised entirely of directors who meet the independence requirements set forth in Nasdaq Stock Market Rule 5605(c)(2)(A). Information regarding the functions performed by the committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee,” included in this proxy statement. The members of the Audit Committee for 2021 were Richard F. Pops, Shalini Sharp, and Stephen A. Sherwin, M.D., with Ms. Sharp serving as the Audit Committee Chair. The Board of Directors has determined that Mr. Pops, Ms. Sharp, and Dr. Sherwin are “audit committee financial experts” within the meaning of item 407(d)(5) of SEC Regulation S-K. This committee met six times during 2021.

The Company’s Compensation Committee consists of directors George J. Morrow, Richard F. Pops, and Shalini Sharp, with Mr. Pops serving as the Compensation Committee Chair. The Compensation Committee reviews and recommends to the Board of Directors the compensation of executive officers and other employees of the Company. Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. Each of the current members of the Compensation Committee is an “independent director” as defined by Nasdaq Stock Market Rule 5605(a)(2). This committee met nine times during 2021. Please also refer to “Role of the Compensation Committee” section under the section titled “Compensation Discussion and Analysis” for additional information regarding the role of the Compensation Committee.

The Company’s Nominating/Corporate Governance Committee consists of directors Stephen A. Sherwin, M.D., Johanna Mercier, George J. Morrow, and Leslie V. Norwalk, with Ms. Norwalk serving as the Nominating/Corporate Governance Committee Chair. Dr. Sherwin, Ms. Mercier, Mr. Morrow, and Ms. Norwalk are all “independent directors” as defined by Nasdaq Stock Market Rule 5605(a)(2). The Nominating/Corporate Governance Committee is responsible for recommending nominees for election to the Board of Directors, developing and implementing policies and practices relating to corporate governance, and providing oversight with respect to the following matters: ESG matters, supply chain risk, quality systems and drug safety. The Nominating/Corporate Governance Committee also administers the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all of the Company’s officers, directors and employees, and is available on the Company’s website at www.neurocrine.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or in a current report on Form 8-K. The functions of this committee also include consideration of the composition of the Board of Directors and recommendation of individuals for election as directors of the Company. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders, provided such nominations are made pursuant to the Company’s bylaws and applicable law. This committee met five times during 2021.

Although Mr. Rastetter is not a member of any Board Committee, as Board Chair he generally attends each Board committee meeting.

Compensation Committee interlocks and insider participation

During 2021, the Compensation Committee consisted of George J. Morrow, Richard F. Pops, and Shalini Sharp. No interlocking relationship existed between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee.

What is our director nomination process?

In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers the Company’s corporate governance principles, which include the following:

•

Directors should possess the highest ethics, integrity and values, and be committed to representing the long-term interest of the stockholders. They also must have experience they can draw upon to help direct the business strategies of the Company together with sound judgment. They must be actively engaged in the pursuit of information relevant to the Company’s business and must constructively engage their fellow Board members and management in dialogue and the decision-making process.

•

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time.

•

Directors should notify the Chairman of the Board and Chairman of the Nominating/Corporate Governance Committee in the event of any significant change in their employment responsibilities or affiliations. Director nominees should meet the Director Qualification requirements set forth in the Company’s Corporate Governance Guidelines.

•

In evaluating director nominees, the Nominating/Corporate Governance Committee considers the following factors: personal and professional integrity, ethics and values including any potential conflicts of interest; experience in corporate management and the biopharmaceutical industry, such as serving as an officer or former officer of a publicly held company; gender and ethnic diversity; experience as a board member of another publicly held company; and additionally, for nominees seeking re-election, meeting attendance, gender and ethnic diversity, and participation and compliance with Company policies.

It is the Company’s policy to have a diversity of skills, professional experience, education, associations, achievements, training, points of view and individual qualities and attributes represented on the Board of Directors. The Nominating/Corporate Governance Committee considers the diversity of the Board of Directors, including self-identified diversity characteristics, when assessing board composition and evaluating candidates for election or re-election to the Board of Directors.

The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors.

Board Diversity Matrix (as of March 15, 2022)
	Female	Male
Total Number of Directors	9
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
Asian	1	0
White	2	6

In addition to the foregoing, the Nominating/Corporate Governance Committee Charter and Corporate Governance Guidelines set forth minimum criteria for director nominees. The Nominating/Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and its stockholders. The Nominating/Corporate Governance Committee does believe that several members of the Board of Directors meet the criteria for an “audit committee financial expert” as defined by SEC rules. We believe that all of our directors should have a reputation for honesty, integrity and highest ethical standards, and should demonstrate business acumen, an ability to exercise sound judgment and a commitment to serve the Company.

Board Self-Assessment

The Nominating/Corporate Governance Committee ensures that each member of the Board, the Committees, and the Chair of the Board are assessed annually aimed at enhancing effectiveness. Directors complete a number of different evaluations in order to provide performance feedback and suggestions for improved effectiveness or contributions. The assessments are done by way of a questionnaire conducted by our external corporate counsel, Cooley LLP. The assessments are treated on a confidential basis, with the results tallied on an anonymous basis for review. The results of the evaluation are analyzed by Cooley LLP, our Chief Legal Officer, the Nominating/Corporate Governance Committee, and the Board, who decide whether any changes are needed to the Board’s processes, procedures, composition or Committee structure. The evaluation carried out in 2021 indicated that all individuals and groups were effectively fulfilling their responsibilities.

Board Education

The Board recognizes the importance of ongoing director education. In order to facilitate the Board’s educational development, the Board regularly meets with management and are given periodic presentations on our business and recent business developments. When the Board meets in person, Members of the Board also attend dinners on the evening before regularly scheduled Board meetings. Generally, at these dinners the Board meets with senior decision-makers within the Company or outside experts in order to enhance the Board’s understanding of our business and affairs. In addition, on an annual basis an external expert meets with the Nominating/Corporate Governance Committee to discuss best practices and new developments relating to corporate governance and the operation of public company boards. The Company also provides funding for members of the Board of Directors to attend outside director continuing education programs sponsored by educational and other institutions.

Identification and Evaluation of Nominees for Director

The Nominating/Corporate Governance Committee identifies nominees for director by first evaluating the current members of the Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for service and who are willing to continue are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining members who would offer a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating/Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nominating/Corporate Governance Committee generally polls the Board of Directors and members of management for their recommendations and may also seek input from third-party search firms. The Nominating/Corporate Governance Committee may also seek input from industry experts or analysts. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are then interviewed by the Company’s independent directors and executive management. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Company’s

Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors.

We have not received director candidate recommendations from the Company’s stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our Board of Directors, management or other parties are evaluated. Accordingly, our Board of Directors believes a formal policy regarding consideration of such recommendations is unnecessary.

What is our process for stockholder communications with the Board of Directors?

Stockholders of the Company wishing to communicate with the Company’s Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o Neurocrine Biosciences, Inc., 12780 El Camino Real, San Diego, CA 92130, Attn: Corporate Secretary. Each communication must set forth:

•	the name and address of the Company stockholder on whose behalf the communication is sent; and

•	the number of Company shares that are beneficially owned by such stockholder as of the date of the communication.

Each stockholder communication will be reviewed by the Company’s Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications.

Communications determined by the Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

What is the Board’s role in risk oversight?

While the Board of Directors has ultimate oversight responsibility for the risk management process, it has delegated portions of this responsibility to various committees. The Board of Directors and its committees oversee risk throughout the business with focus on financial risk, legal/compliance risk, scientific/clinical development risk, and strategic risk. The Audit Committee focuses on major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has oversight of risk related to data privacy, technology and information and cyber security, including (i) the potential impact of those exposures on the Company’s business, financial results, operations and reputation, (ii) the steps management has taken to monitor and mitigate such exposures, (iii) the Company’s information governance policies and programs and (iv) major legislative and regulatory developments that could materially impact the Company’s privacy and data security risk exposure. The Nominating/Corporate Governance Committee and Audit Committee each focus on legal/compliance risk with the Nominating/Corporate Governance Committee taking the lead on the governance and management process and compliance oversight with respect to the following matters: ESG, supply chain risk, quality systems and drug safety. The Audit Committee takes the lead on SEC reporting and compliance. The Compensation Committee addresses compensation policies and practices as they relate to risk management practices and risk-taking incentives. The participation of the full Board of Directors in setting the Company’s business strategy incorporates assessment of scientific and strategic risks for the Company overall.

How do the Company’s compensation policies and practices relate to risk management practices and risk-taking incentives?

During 2021, the Compensation Committee conducted an assessment of how the Company’s compensation policies and practices relate to risk management practices and risk-taking incentives. As part of the process, the Compensation Committee engaged the services of an external, independent compensation consulting firm to conduct an independent risk assessment. Based on this assessment, the Compensation Committee concluded that the Company’s compensation policies and practices are consistent with industry practices for similar biopharmaceutical companies and do not create risks that are reasonably likely to have a material adverse effect on the Company.

What is our policy regarding Board member attendance at the Company’s Annual Meeting?

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting. Directors Dr. Gorman and Mr. Rastetter attended the 2021 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2021 with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the Securities and Exchange Commission. The independent registered public accounting firm also is responsible for performing an independent audit of the Company’s internal control over financial reporting in accordance with the auditing standards of the PCAOB. In addition, the Audit Committee has discussed the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors are also seeking stockholder ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Respectfully submitted by:

AUDIT COMMITTEE

Shalini Sharp

Stephen A. Sherwin, M.D.

Richard F. Pops

Principal accounting fees and services

The aggregate fees billed to the Company by Ernst & Young LLP, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2021	2020
Audit fees (1)	$1,027,217	$1,073,760
Audit related fees (2)	—	—
Tax fees (3)	432,769	500,176

Total	$1,459,986	$1,573,936

(1)

Audit fees consist of fees for professional services performed by Ernst & Young LLP for the integrated audit of the Company’s annual financial statements and internal control over financial reporting and review of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees consist of fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)

Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. Total includes approximately $100,000 for tax compliance in both 2021 and 2020.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP and has concluded that the provision of such services is compatible with maintaining the independence of that firm. All of the services rendered by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the Audit Committee pre-approval policy described below.

Audit Committee policy regarding pre-approval of audit and permissible non-audit services of our independent registered public accounting firm

The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm will be pre-approved by the Audit Committee. These services may include audit services, audit related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically (at least quarterly) report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

COMPENSATION COMMITTEE REPORT

The following Report of the Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by:

COMPENSATION COMMITTEE

George J. Morrow

Richard F. Pops

Shalini Sharp

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s bylaws, as amended, provide that the Board of Directors is comprised of nine directors. The Company’s Certificate of Incorporation provides that the Board of Directors is divided into three classes. There are currently three directors in Class I (William H. Rastetter, Ph.D., George J. Morrow, and Leslie V. Norwalk), three directors in Class II (Richard F. Pops, Shalini Sharp, and Stephen A. Sherwin, M.D.), and three directors in Class III (Kevin C. Gorman, Ph.D., Gary A. Lyons, and Johanna Mercier). With the exception of Kevin C. Gorman, Ph.D., who is the Chief Executive Officer of Neurocrine Biosciences, all current members of the Board of Directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards.

The directors in Class I hold office until the 2024 Annual Meeting of Stockholders, the directors in Class II hold office until the 2022 Annual Meeting of Stockholders and the directors in Class III hold office until the 2023 Annual Meeting of Stockholders (or, in each case, until their earlier resignation, removal from office, or death). After each such election, the elected directors will then serve in succeeding terms of three years and until a successor is duly elected and qualified. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among the Company’s directors and executive officers.

The term of office for directors Richard F. Pops, Shalini Sharp and Stephen A. Sherwin, M.D. will expire at the 2022 Annual Meeting of Stockholders.

Nominees for Election at the Annual Meeting

All of the nominees (Richard F. Pops, Shalini Sharp and Stephen A. Sherwin, M.D.) are currently Class II directors of the Company. Information about the nominees is set forth below:

Name of Director	Age	Position in the Company	Director Since
Richard F. Pops (1) (2)	59	Director	1998

Shalini Sharp (1) (2)	47	Director	2020

Stephen A. Sherwin, M.D. (1) (3)	73	Director	2019

Who are the remaining Directors that are not up for election this year?

The Class I and III directors will remain in office after the 2022 Annual Meeting of Stockholders. The names and certain other current information about the directors whose terms of office continue after the Annual Meeting are set forth below:

Name of Director	Age	Position in the Company	Director Since
William H. Rastetter, Ph.D.	73	Chairman of the Board	2010

Gary A. Lyons	70	Director	1993

Johanna Mercier (3)	52	Director	2021

George J. Morrow (2) (3)	70	Director	2015

Leslie V. Norwalk (3)	56	Director	2019

Kevin C. Gorman, Ph.D.	64	Chief Executive Officer and Director	2008

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating/Corporate Governance Committee.

Vote Required

The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the 2022 Annual Meeting of Stockholders and entitled to vote on the election of directors will be elected to the Board of Directors.

Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s Class II nominees named above. If any of the Company’s nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any of the Company’s nominees will be unable or will decline to serve as a director. The Board of Directors unanimously recommends that stockholders vote “FOR” the Class II nominees named above.

PROPOSAL TWO: ADVISORY VOTE ON

COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

General

At the 2017 Annual Meeting of Stockholders, the Board of Directors, as a matter of good corporate governance, recommended that the stockholders approve an advisory vote on Named Executive Officer compensation (“say-on-pay”) on an annual basis. Approximately 94% of the stockholder votes cast at the 2017 Annual Meeting of Stockholders were for the Company’s recommendation, and in response the Company holds an annual say-on-pay vote. This annual vote is not intended to address any specific compensation item, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

Summary of the Company’s Executive Compensation Philosophy

The Compensation Committee of the Board of Directors bases its executive compensation decisions on a number of objectives which include aligning management incentives with interests of stockholders, providing competitive compensation, appropriately balancing compensation risk in the context of the Company’s business strategy and meeting evolving compensation governance standards. The philosophy of the Compensation Committee in establishing the Company’s compensation policy for executive officers as well as all other employees is to:

•	align compensation plans with both short-term and long-term goals and objectives of the Company and stockholder interests;

•	attract and retain highly skilled individuals by offering compensation that compares favorably to other employers who are competing for available employees;

•	incentivize employees through a mix of base salary, bonus amounts based on achievement of defined corporate and personal goals and long-term equity awards to generate returns for stockholders; and

•	pay for performance by ensuring that an ever-increasing percentage of an individual’s compensation is performance-based as they progress to higher levels within the Company.

As discussed below in the Compensation Discussion and Analysis, we believe we have adopted a compensation philosophy that provides strong alignment between executive pay and performance based on strategic goals designed to provide both near-term and long-term growth in stockholder value. The historical approval rates, on an advisory basis, for the Company’s executive compensation program have been over 96% for each of the 2019, 2020 and 2021 Annual Meetings of Stockholders. The Compensation Committee and our Board of Directors believe that this level of approval of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals as well as the overall administration of executive compensation by the Compensation Committee and the Board of Directors.

You are being asked to approve on an advisory basis, the compensation paid to the Company’s Named Executive Officers as set forth in the Compensation Discussion and Analysis, Summary Compensation Table and related notes and narrative set forth herein. This vote is not intended to address any specific compensation item, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

Vote Required

The say-on-pay vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, we value the opinions of our stockholders and will review and will continue to consider the outcome of this advisory vote when making future compensation decisions for our Named Executive Officers and will evaluate whether any actions are necessary to address the stockholders’ concerns. Approval of this advisory vote requires the affirmative vote of the majority of shares represented in person or by proxy and entitled to vote on the item. The Board of Directors unanimously recommends voting “FOR” approval of the Company’s Named Executive Officers compensation.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT AND

RESTATEMENT OF THE 2020 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment and restatement of the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) at the Annual Meeting. We refer to such amendment and restatement of the 2020 Plan in this proxy statement as the “Amended 2020 Plan”.

The Amended 2020 Plan contains the following material changes from the 2020 Plan:

•

The aggregate number of shares of our common stock that may be issued under the 2020 Plan has been increased by 5,900,000 shares under the Amended 2020 Plan, subject to adjustment for certain changes in our capitalization.

•

The aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options under the 2020 Plan has been increased by 5,900,000 shares under the Amended 2020 Plan, subject to adjustment for certain changes in our capitalization.

•

The Amended 2020 Plan contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the Amended 2020 Plan will be reduced by: (i) one share for each share issued pursuant to an “appreciation award” (which is a stock option or a stock appreciation right with respect to which the exercise or strike price is at least 100% of the fair market value of our common stock on the date of grant) granted under the Amended 2020 Plan; and (ii) 2.13 shares for each share issued pursuant to a “full value award” (which is a stock award that is not an appreciation award) granted under the Amended 2020 Plan on or after May 18, 2022. As part of such fungible share counting structure, the number of shares of our common stock available for issuance under the Amended 2020 Plan will be increased by: (i) one share for each share subject to an appreciation award that becomes available again for issuance under the terms of the Amended 2020 Plan; and (ii) 2.13 shares for each share subject to a full value award that becomes available again for issuance under the terms of the Amended 2020 Plan on or after May 18, 2022. The 2020 Plan does not contain a fungible share counting structure.

•

Under the 2020 Plan, the aggregate number of shares of our common stock that may be issued pursuant to full value awards will not exceed 50% of the total number of shares of our common stock issuable under the 2020 Plan. Under the Amended 2020 Plan, such limit has been eliminated.

Why We Are Asking Our Stockholders to Approve the Amended 2020 Plan

We are seeking stockholder approval of the Amended 2020 Plan to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards to our employees, directors and consultants, which will enable us to have a competitive equity incentive program to compete with our peer group for key talent.

Approval of the Amended 2020 Plan by our stockholders will allow us to continue to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by the Board of Directors or Compensation Committee. The Amended 2020 Plan will also allow us to continue to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Requested Shares

If this Proposal Three is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, an additional 5,900,000 shares of our common stock will be available for issuance under the Amended 2020 Plan.

Stockholder Approval

If this Proposal Three is approved by our stockholders, the Amended 2020 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal Three, the Amended 2020 Plan will not become effective and the 2020 Plan will continue in its current form.

Why You Should Vote to Approve the Amended 2020 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board of Directors believes that the grant of equity awards is a key element underlying our ability to attract, retain and motivate our employees, directors and consultants because of the strong competition for highly trained and experienced individuals among biopharmaceutical companies. Therefore, the Board of Directors believes that the Amended 2020 Plan is in the best interests of our business and our stockholders and unanimously recommends a vote in favor of this Proposal Three.

The Amended 2020 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors and consultants, consistent with our compensation philosophy and common compensation practice for our industry. To date, equity awards have been a key aspect of our program to attract and retain key employees, directors and consultants. We believe the use of equity awards strongly aligns the interests of our employees with those of our stockholders by placing a considerable proportion of our employees’ total compensation “at risk” because it is contingent on the appreciation in value of our common stock. In addition, we believe equity awards encourage employee ownership of our common stock and promote retention through the reward of long-term Company performance.

We Carefully Manage the Use of Equity Awards and Dilution is Reasonable

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.

The following table provides detailed information regarding our burn rate and the activity related to our equity incentive plans for fiscal years 2021, 2020 and 2019.

	Fiscal Year 2021	Fiscal Year 2020	Fiscal Year 2019
Total number of shares of common stock subject to stock options granted	1,800,000	1,300,000	1,416,000
Total number of shares of common stock subject to full value awards granted	1,400,000	900,000	707,000
Weighted-average number of shares of common stock outstanding	94,600,000	93,100,000	91,600,000
Burn Rate (1)	3.38%	2.36%	2.32%

(1)	Burn Rate is calculated as (shares subject to stock options granted + shares subject to full value awards granted)/weighted average common stock outstanding.

Overhang

The following table provides certain information regarding our use of equity awards.

As of March 21, 2022 (Record Date)
Total number of shares of common stock subject to outstanding stock options	9,515,295
Weighted-average exercise price of outstanding stock options	$77.32
Weighted-average remaining term of outstanding stock options	7.06 years
Total number of shares of common stock subject to outstanding full value awards	3,080,582
Total number of shares of common stock available for grant under the 2020 Plan (1)	2,286,887
Total number of shares of common stock available for grant under the Neurocrine Biosciences, Inc. Inducement Plan (1)	55,182
Total number of shares of common stock subject to outstanding stock options and outstanding full value awards	12,595,877
Total number of shares of common stock outstanding	95,509,161
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$94.16

(1)

As of the Record Date, there were no shares of common stock available for grant under any of our equity incentive plans, other than the 2020 Plan and the Neurocrine Biosciences, Inc. Inducement Plan (as described in this table).

The Size of Our Share Reserve Increase Request Is Reasonable

If this Proposal Three is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, we will have 5,900,000 new shares available for grant after the Annual Meeting, and absent any unforeseen circumstances, we anticipate returning to stockholders for additional shares in 2023.

The Amended 2020 Plan Combines Compensation and Governance Best Practices

The Amended 2020 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

•

Stockholder approval is required for additional shares. The Amended 2020 Plan does not contain an annual “evergreen” provision. The Amended 2020 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2020 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Limit on non-employee director compensation. The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of the annual stockholders meeting for a particular year and ending on the date of the annual stockholders meeting for the next subsequent year (such period, the “annual period”), including awards granted under the Amended 2020 Plan and cash fees paid to such non-employee director, will not exceed $1,250,000 in total value. In addition, the aggregate value of any equity award(s) granted by us to any individual for service as a non-employee director upon or in connection with his or her initial election or appointment to the Board of Directors will not exceed $2,000,000 in total value (such that the aggregate compensation granted or paid to any individual for service as a non-employee director with respect to an annual period in which such individual is first appointed or elected to the Board of Directors will not exceed $3,250,000 in total value). For purposes of these limitations, the value of any equity awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

•

Awards subject to forfeiture/clawback. Awards granted under the Amended 2020 Plan will be subject to recoupment in accordance with the Neurocrine Biosciences, Inc. Policy for Recoupment of Incentive Compensation and any other clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•	Restrictions on dividends. The Amended 2020 Plan provides that dividends or dividend equivalents may not be paid or credited to any awards granted under the Amended 2020 Plan.

•

No liberal change in control definition. The change in control definition in the Amended 2020 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2020 Plan to be triggered.

•

No liberal share counting provisions. The following shares will not become available again for issuance under the Amended 2020 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award; (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such award.

•

Material amendments require stockholder approval. Consistent with Nasdaq rules, the Amended 2020 Plan requires stockholder approval of any material revisions to the Amended 2020 Plan. In addition, certain other amendments to the Amended 2020 Plan require stockholder approval.

Vote Required

At the Annual Meeting, the stockholders are being asked to approve an amendment and restatement of the Company’s 2020 Equity Incentive Plan. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required to approve the amendment and restatement of the Company’s 2020 Equity Incentive Plan. The Board of Directors unanimously recommends voting “FOR” the approval of an amendment and restatement of the Company’s 2020 Equity Incentive Plan.

Summary of the Amended 2020 Plan

The material features of the Amended 2020 Plan are described below. The following description of the Amended 2020 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2020 Plan. Stockholders are urged to read the actual text of the Amended 2020 Plan in its entirety, which is attached hereto as Appendix A.

Purpose

The Amended 2020 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The Amended 2020 Plan is also designed to align employees’ interests with stockholder interests.

Types of Awards

The terms of the Amended 2020 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2020 Plan will not exceed the sum of: (i) the number of shares that remained available for the grant of new awards under the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) as of immediately following the effective date of the 2020 Plan; (ii) 3,300,000 shares that were approved at our 2020 annual meeting of stockholders; (iii) an additional 5,900,000 shares that are subject to approval by our stockholders under this Proposal Three; and (iv) the Prior Plan’s Returning Shares (as defined below), as such shares become available from time to time.

The “Prior Plan’s Returning Shares” are shares of our common stock subject to outstanding awards granted under the 2011 Plan (referred to as the “Prior Plan” in this Proposal Three) that following the effective date of the 2020 Plan: (i) are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) are not issued because such award or any portion thereof is settled in cash; or (iii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares.

The following actions will not result in an issuance of shares of our common stock under the Amended 2020 Plan and accordingly will not reduce the number of shares of our common stock available for issuance under the Amended 2020 Plan: (i) the expiration or termination of any portion of an award granted under the Amended 2020 Plan without the shares covered by such portion of the award having been issued; or (ii) the settlement of any portion of an award granted under the Amended 2020 Plan in cash.

If any shares of our common stock issued pursuant to an award granted under the Amended 2020 Plan are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, then such shares will become available again for issuance under the Amended 2020 Plan (such shares, the “Amended 2020 Plan Returning Shares”).

The following shares of our common stock will not become available again for issuance under the Amended 2020 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award granted under the Amended 2020 Plan or the Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award granted under the Amended 2020 Plan or the Prior

Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award granted under the Amended 2020 Plan or the Prior Plan; and (iv) in the event that a stock appreciation right granted under the Amended 2020 Plan or the Prior Plan is settled in shares, the gross number of shares subject to such award.

The number of shares of our common stock available for issuance under the Amended 2020 Plan will be reduced by: (i) one share for each share issued pursuant to an appreciation award granted under the Amended 2020 Plan; and (ii) 2.13 shares for each share issued pursuant to a full value award granted under the Amended 2020 Plan on or after May 18, 2022.

The number of shares of our common stock available for issuance under the Amended 2020 Plan will be increased by: (i) one share for each Prior Plan’s Returning Share or Amended 2020 Plan Returning Share subject to an appreciation award; and (ii) 2.13 shares for each Prior Plan’s Returning Share or Amended 2020 Plan Returning Share subject to a full value award that returns to the Amended 2020 Plan on or after May 18, 2022.

Eligibility

Under the terms of the Amended 2020 Plan, all of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the Amended 2020 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2020 Plan only to our (including our affiliates’) employees. Generally, we do not provide equity grants to consultants.

As of March 21, 2022, we (including our affiliates) had approximately 1,125 employees, eight non-employee directors, and approximately 14 consultants.

Administration

The Amended 2020 Plan will be administered by our Board of Directors, which may in turn delegate some or all of the administration of the Amended 2020 Plan to a committee or committees composed of members of the Board of Directors. Our Board of Directors has delegated concurrent authority to administer the Amended 2020 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board of Directors and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal Three.

Subject to the terms of the Amended 2020 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2020 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2020 Plan.

The Plan Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

Under the Amended 2020 Plan, except in connection with a corporate transaction or a change in control or an adjustment for certain changes in our capitalization, or unless our stockholders have approved such an action within 12 months prior to such an event, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by (1) reducing the exercise or strike price of the stock option or stock appreciation right or (2) canceling any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards.

Dividends and Dividend Equivalents

The Amended 2020 Plan provides that dividends or dividend equivalents may not be paid or credited to any awards granted under the Amended 2020 Plan.

Limit on Non-Employee Director Compensation

The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of the annual stockholders meeting for a particular year and ending on the date of the annual stockholders meeting for the next subsequent year (such period, the “annual period”), including awards granted under the Amended 2020 Plan and cash fees paid to such non-employee director, will not exceed $1,250,000 in total value. In addition, the aggregate value of any equity award(s) granted by us to any individual for service as a non-employee director upon or in connection with his or her initial election or appointment to the Board of Directors will not exceed $2,000,000 in total value (such that the aggregate compensation granted or paid by us to any individual for service as a non-employee director with respect to an annual period in which such individual is first appointed or elected to the Board of Directors will not exceed $3,250,000 in total value). For purposes of these limitations, the value of any equity awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

Stock Options

Stock options may be granted under the Amended 2020 Plan pursuant to stock option agreements. The Amended 2020 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the Amended 2020 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2020 Plan may not exceed ten years from the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal Three as “continuous service”) terminates (other than for cause (as defined in the Amended 2020 Plan) or the participant’s death or disability (as defined in the Amended 2020 Plan)), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability, the participant may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s death (or the participant dies within a specified period following termination of continuous service), the participant’s beneficiary may exercise any vested stock options for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause, all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if a participant’s continuous service terminates for any reason other than for cause and, at any time during the applicable post-termination exercise period, the exercise of the stock option would be prohibited by applicable laws or the sale of any common stock received upon such exercise would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

In addition, the current form of stock option agreement for employees under the Amended 2020 Plan provides that if an employee’s continuous service terminates due to the employee’s retirement (as defined in the employee’s stock option agreement and described below), the employee’s stock option will become fully vested as of the date of such retirement, and the employee may exercise such stock option for up to 12 months following such retirement. For purposes of the foregoing, “retirement” generally means a termination of an employee’s continuous service upon or after the employee has reached age 60 with at least five years of continuous service, provided that the employee complies with any other requirements in the Company’s then-current policy regarding retirement.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2020 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2020 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2020 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2020 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2020 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. Options may not be transferred to a third party financial institution for value.

Limitations on Incentive Stock Options

In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2020 Plan is 23,900,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2020 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The term of stock appreciation rights granted under the Amended 2020 Plan may not exceed ten years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2020 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2020 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2020 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Amended 2020 Plan allows us to grant performance awards. A performance award is an award that may vest or may be exercised, or that may become earned and paid, contingent upon the attainment of certain performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that cash may be used in payment of performance awards.

Performance goals under the Amended 2020 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings, in either case before or after any or all of: interest, taxes, depreciation and amortization, legal settlements or other income (expense), or stock-based compensation, other non-cash expenses and changes in deferred revenue); (2) total stockholder return; (3) return on equity or average stockholder’s equity; (4) return on assets, investment, or capital employed; (5) stock price; (6) margin (including gross margin); (7) income (before or after taxes); (8) operating income; (9) operating income after taxes; (10) pre-tax profit; (11) operating cash flow; (12) sales, prescriptions, or revenue targets; (13) increases in revenue or product revenue; (14) expenses and cost reduction goals; (15) improvement in or attainment of working capital levels; (16) economic value added (or an equivalent metric); (17) market share; (18) cash flow; (19) cash flow per share; (20) cash burn; (21) share price performance; (22) debt reduction; (23) implementation or completion of projects or processes (including, without limitation, discovery of a pre-clinical drug candidate, recommendation of a drug candidate to enter a clinical trial, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, presentation of studies and launch of commercial plans, compliance programs or education campaigns); (24) customer satisfaction; (25) stockholders’ equity; (26) capital expenditures; (27) debt levels; (28) financings; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) employee hiring; (34) funds from operations; (35) budget management; (36) strategic partnerships or transactions (including acquisitions, joint ventures or licensing transactions); (37) engagement of thought leaders and patient advocacy groups; (38) enhancement of intellectual property portfolio, filing of patent applications and granting of patents; (39) litigation preparation and management; and (40) any other measure of performance selected by the Plan Administrator.

Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Plan Administrator (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the performance goals are established, the Plan Administrator will appropriately make adjustments in the method of calculating the attainment of the performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body.

In addition, the Plan Administrator retains the discretion to define the manner of calculating the performance criteria it selects to use for a performance period and to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goal.

Other Awards

Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the Amended 2020 Plan. Subject to the terms of the Amended 2020 Plan, the Plan

Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other awards.

Clawback Policy

Awards granted under the Amended 2020 Plan will be subject to recoupment in accordance with the Neurocrine Biosciences, Inc. Policy for Recoupment of Incentive Compensation and any other clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of our common stock subject to the Amended 2020 Plan; (ii) the class(es) and maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of shares of our common stock and the exercise, strike or purchase price per share of our common stock subject to outstanding awards.

Corporate Transaction and Change in Control

The following applies to each outstanding award under the Amended 2020 Plan in the event of a corporate transaction (as defined in the Amended 2020 Plan and described below) or a change in control (as defined in the Amended 2020 Plan and described below), unless provided otherwise in the applicable award agreement, in any other written agreement between a participant and the Company or an affiliate, or in any director compensation policy of the Company. For purposes of this Proposal Three, the term “Transaction” will mean such corporate transaction or change in control.

In the event of a Transaction, any awards outstanding under the Amended 2020 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company) (such entity, the “acquiring entity”), and any reacquisition or repurchase rights held by us with respect to the award may be assigned to the acquiring entity. If the acquiring entity does not assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by participants who are employees or non-employee directors and, in each case, whose continuous service has not terminated prior to the effective time of the Transaction (such participants, the “current employee and director participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the effectiveness of the Transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the Transaction), and (ii) any such awards that are held by persons other than current employee and director participants will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.

In the event an award will terminate if not exercised at or prior to the effective time of a Transaction, the Plan Administrator may provide that the holder of such award may not exercise such award but instead will receive a payment equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the award, over (ii) any exercise price payable by such holder in connection with such exercise.

Except as otherwise provided in the applicable award agreement, in any other written agreement between a participant and the Company or an affiliate, or in any director compensation policy of the Company, in the event that an employee or director’s continuous service is involuntarily terminated without cause (including any such termination due to such employee or director’s death or disability) upon or within 12 months following the effective time of a Transaction, the vesting (and exercisability, if applicable) of any assumed awards (as defined in the Amended 2020 Plan and described below) held by such employee or director as of the date of such termination will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of such termination), effective as of the date of such termination. For purposes of the foregoing, an “assumed award” generally means any outstanding award under the Amended 2020 Plan that was assumed or continued, or any outstanding similar award that was granted in substitution for an award under the Amended 2020 Plan, in each case by the acquiring entity in connection with the applicable Transaction.

Under the Amended 2020 Plan, a “corporate transaction” generally means the consummation of any one or more of the following events: (1) a sale or other disposition of all or substantially all of our assets; (2) a sale or other disposition of at least 90% of our outstanding securities; (3) a merger, consolidation or similar transaction where we do not survive the transaction; or (4) a merger, consolidation or similar transaction where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Under the Amended 2020 Plan, a “change in control” generally means the occurrence of any one or more of the following events: (1) the acquisition by any person, entity or group of our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (2) a merger, consolidation or similar transaction in which our stockholders immediately before such transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (3) our stockholders approve or our Board of Directors approves our complete dissolution or liquidation, or our complete dissolution or liquidation otherwise occurs; (4) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (5) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors on the date the 2020 Plan was adopted by our Compensation Committee (the “incumbent Board of Directors”), or whose nomination, appointment, or election was not approved by a majority of the incumbent Board of Directors still in office.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Amended 2020 Plan at any time. However, except as otherwise provided in the Amended 2020 Plan, no amendment or termination of the Amended 2020 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2020 Plan as required by applicable law and listing requirements. Unless terminated sooner by the Plan Administrator, the Amended 2020 Plan will automatically terminate on March 15, 2030, which is the day before the tenth anniversary of the date the 2020 Plan was adopted by our Compensation Committee.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2020 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2020 Plan. The Amended 2020 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2020 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Internal Revenue Code. Under the Internal Revenue Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the restricted stock award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Internal Revenue Code or an exception to Section 409A of the Internal Revenue Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Internal Revenue Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Internal Revenue Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Internal Revenue Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2020 Plan will be subject to the deduction limit under Section 162(m) of the Internal Revenue Code and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. For further information regarding the deduction limit under Section 162(m) of the Internal Revenue Code and such transition relief, please see the section entitled “Compensation Discussion and Analysis—Tax Considerations—Internal Revenue Code Section 162(m).”

New Plan Benefits under Amended 2020 Plan

The following table sets forth certain information regarding future benefits under the Amended 2020 Plan.

Name and Position	Number of Shares
Kevin C. Gorman, Ph.D.
Chief Executive Officer	(1)
Matthew C. Abernethy
Chief Financial Officer	(1)
Eric Benevich
Chief Commercial Officer	(1)
Jude Onyia, Ph.D.
Chief Scientific Officer	(1)
Eiry W. Roberts, M.D.
Chief Medical Officer	(1)
All current executive officers as a group	(1)
All current directors who are not executive officers as a group	(1)
All current employees, including current officers who are not executive officers, as a group	(1)

(1)

Awards granted under the Amended 2020 Plan to our executive officers, other employees, and non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2020 Plan, and the Board of Directors and the Compensation Committee have not granted any awards under the Amended 2020 Plan that are subject to stockholder approval of this Proposal Three. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers, other employees, and non-employee directors under the Amended 2020 Plan are not determinable.

Plan Benefits under 2020 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2020 Plan as of March 21, 2022.

Name and Position	Number of Shares
Kevin C. Gorman, Ph.D.
Chief Executive Officer	373,232
Matthew C. Abernethy
Chief Financial Officer	155,472
Eric Benevich
Chief Commercial Officer	148,492
Jude Onyia, Ph.D.
Chief Scientific Officer	178,174
Eiry W. Roberts, M.D.
Chief Medical Officer	175,163
All current executive officers as a group	1,676,611
All current directors who are not executive officers as a group	87,844
Each nominee for election as a director:
Richard F. Pops	8,833
Shalini Sharp	8,833
Stephen A. Sherwin, M.D.	8,833
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of purchase rights	—
All current employees, including all current officers who are not executive officers, as a group	4,739,239

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL THREE

PROPOSAL FOUR: APPROVAL OF AN AMENDMENT AND

RESTATEMENT OF THE 2018 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve an amendment and restatement of the Neurocrine Biosciences, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”) at the Annual Meeting. We refer to such amendment and restatement of the ESPP in this proxy statement as the “Amended ESPP”.

The Amended ESPP contains the following material change from the ESPP:

•

The aggregate number of shares of our common stock that may be issued under the ESPP has been increased by 600,000 shares under the Amended ESPP, subject to adjustment for certain changes in our capitalization.

Approval of the Amended ESPP will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the Amended ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this Proposal Four is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, an additional 600,000 shares of our common stock will be available for issuance under the Amended ESPP. As of March 21, 2022, a total of 24,849 shares of our common stock remained available for issuance under the ESPP. We do not maintain any other employee stock purchase plans. As of March 21, 2022, a total of 95,509,161 shares of our common stock were outstanding.

If this Proposal Four is approved by our stockholders, the Amended ESPP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal Four, the Amended ESPP will not become effective and the ESPP will continue in its current form.

Summary of the Amended ESPP

The material features of the Amended ESPP are described below. The following description of the Amended ESPP is a summary only and is qualified in its entirety by reference to the complete text of the Amended ESPP. Stockholders are urged to read the actual text of the Amended ESPP in its entirety, which is attached hereto as Appendix B.

Purpose

The purpose of the Amended ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the Amended ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code.

Administration

The Board of Directors has the power to administer the Amended ESPP and may also delegate administration of the Amended ESPP to a committee comprised of one or more members of the Board of Directors. The Board of Directors has delegated administration of the Amended ESPP to the Compensation Committee, but may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. The Board of Directors and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal Four. The Plan Administrator has the final power to construe and interpret both the Amended ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the Amended ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the Amended ESPP.

Stock Subject to Amended ESPP

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended ESPP is 900,000 shares, which is equal to the sum of (i) 300,000 shares that were approved at our 2018 annual meeting of stockholders and (ii) an additional 600,000 shares that are subject to approval by our stockholders under this Proposal Four. If any rights granted under the Amended ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the Amended ESPP. The shares of common stock issuable under the Amended ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The Amended ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the Amended ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility

Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the Amended ESPP) may participate in offerings under the Amended ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the Amended ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Internal Revenue Code are not eligible to participate in the Amended ESPP.

No employee will be eligible to participate in the Amended ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

As of March 21, 2022, we had approximately 1,125 employees.

Participation in the Amended ESPP

An eligible employee may enroll in the Amended ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case which may not exceed 15% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price

The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the purchase date.

As of March 21, 2022, the closing price of our common stock as reported on the Nasdaq Global Select Market was $94.16 per share.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the Amended ESPP and deposited with our general funds.

Purchase Limits

In connection with each offering made under the Amended ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

Withdrawal

Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Amended ESPP.

Termination of Employment

A participant’s rights under any offering under the Amended ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

Rights granted under the Amended ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the Amended ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the Amended ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.

For purposes of the Amended ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

Duration, Amendment and Termination

The Plan Administrator may amend or terminate the Amended ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment or termination of the Amended ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Internal Revenue Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Notwithstanding anything in the Amended ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Internal Revenue Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the Amended ESPP. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Amended ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the Amended ESPP. The Amended ESPP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of ERISA.

Rights granted under the Amended ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Internal Revenue Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Amended ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits under Amended ESPP

Participation in the Amended ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Amended ESPP. In addition, the Board of Directors and the Compensation Committee have not granted any purchase rights under the Amended ESPP that are subject to stockholder approval of this Proposal Four. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended ESPP are not determinable. Our non-employee directors will not be eligible to participate in the Amended ESPP.

Plan Benefits under ESPP

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock that have been purchased under the ESPP as of March 21, 2022.

Name and Position	Number of Shares
Kevin C. Gorman, Ph.D. Chief Executive Officer	—
Matthew C. Abernethy Chief Financial Officer	701
Eric Benevich Chief Commercial Officer	1,102
Jude Onyia, Ph.D. Chief Scientific Officer	—
Eiry W. Roberts, M.D. Chief Medical Officer	1,185
All current executive officers as a group	6,868
All current directors who are not executive officers as a group	—
Each nominee for election as a director:
Richard F. Pops	—
Shalini Sharp	—
Stephen A. Sherwin, M.D.	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of purchase rights	—
All current employees, including all current officers who are not executive officers, as a group	236,925

Vote Required

At the Annual Meeting, the stockholders are being asked to approve an amendment and restatement of the Company’s 2018 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required to approve the amendment and restatement of the Company’s 2018 Employee Stock Purchase Plan. The Board of Directors unanimously recommends voting “FOR” the approval of an amendment and restatement of the Company’s 2018 Employee Stock Purchase Plan.

EQUITY COMPENSATION PLANS

The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (c)
Equity compensation plans approved by security holders (1)	9,898,576	$76.64	5,443,996
Equity compensation plans not approved by security holders (2)	171,223	$64.48	55,182

Total	10,069,799	$76.38	5,499,178

(1)

The number of securities remaining available for future issuance under equity compensation plans approved by security holders as of December 31, 2021 are from the 2020 Plan and the ESPP. The shares available for issuance under the 2020 Plan may be issued in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards, subject to limitations set forth in the 2020 Plan. The ESPP had 73,189 shares remaining available for future issuance, which are included under column (c).

(2)

Consists of stock options and restricted stock unit awards that were issued to certain employees under the Neurocrine Biosciences, Inc. Inducement Plan, which was not approved by security holders. These stock option grants have a four-year vesting period and the restricted stock unit awards generally have vesting periods of three to four years.

(3)	The weighted average exercise price excludes restricted stock unit awards, which have no exercise price.

PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Ernst & Young LLP to audit the financial statements of the Company for the current fiscal year ending December 31, 2022. Ernst & Young LLP has audited the Company’s financial statements since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the selection of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required to approve and ratify the Audit Committee’s selection of Ernst & Young LLP. The Board of Directors unanimously recommends voting “FOR” approval and ratification of such selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers and other management team members as of the Record Date:

Name	Age	Position
Kevin C. Gorman, Ph.D.	64	Chief Executive Officer and Director
Matthew C. Abernethy	42	Chief Financial Officer
Eric Benevich	56	Chief Commercial Officer
David W. Boyer	43	Chief Corporate Affairs Officer
Julie S. Cooke.	56	Chief Human Resources Officer
Kyle W. Gano, Ph.D.	49	Chief Business Development and Strategy Officer
Darin M. Lippoldt	56	Chief Legal Officer and Corporate Secretary
Malcolm C. Lloyd-Smith	66	Chief Regulatory Officer
Jude Onyia, Ph.D.	58	Chief Scientific Officer
Eiry W. Roberts, M.D.	58	Chief Medical Officer

See above for biographical information concerning Kevin C. Gorman, Ph.D.

Matthew C. Abernethy was appointed Chief Financial Officer in November 2017 and is responsible for leading corporate finance activities and commercial supply chain operations, as well as information technology, facilities, operations, and investor relations functions at Neurocrine Biosciences. Mr. Abernethy has nearly 20 years of experience in the financial sector and investor relations with expertise in the healthcare industry. He joined Neurocrine Biosciences from Zimmer Biomet, where he held various positions from February 2009 to November 2017, including most recently, Vice President, Investor Relations and Treasurer and Vice President of Finance for the Americas and Global Product Engines. He began his career with KPMG LLP and is a certified public accountant (inactive). Mr. Abernethy earned his B.S. in Accounting and Business Administration from Grace College and an MBA from the University of Chicago.

Eric Benevich was appointed Chief Commercial Officer in May 2015 and is responsible for all aspects of commercial development, marketing and sales of the Neurocrine Biosciences product portfolio. Previously, Mr. Benevich was at Avanir Pharmaceuticals, Inc., from 2005 to 2015, serving most recently as Vice President of Marketing where he was responsible for NUEDEXTA ® and commercialization of their CNS pipeline. Mr. Benevich has nearly 30 years of experience in the pharmaceutical industry and previously served in various positions of increasing responsibility at Peninsula Pharmaceuticals Inc., Amgen and AstraZeneca in the sales and marketing of drugs such as Enbrel®, Epogen® and Prilosec®. Mr. Benevich has a BBA in International Business from Washington State University.

David W. Boyer was appointed Chief Corporate Affairs Officer in September 2019 and is responsible for patient advocacy and engagement, corporate communications, government relations, and public policy at Neurocrine Biosciences. Mr. Boyer brings nearly 20 years of experience in public affairs, specializing in the life sciences and biopharmaceutical sectors. He joins Neurocrine Biosciences from nine years at BGR Group, where he served as a Principal and the Head of the Health & Lifesciences Practice, leading the firm’s healthcare advocacy, policy and strategy development, and strategic consulting team. During his tenure at the BGR Group, Mr. Boyer led public policy, advocacy, and strategic communications initiatives for a wide range of healthcare clients. Prior to joining the BGR Group, Mr. Boyer served as Special Assistant to the President for Legislative Affairs under President George W. Bush, Assistant Commissioner for Legislation at the U.S. Food and Drug Administration, and Special Assistant to the Secretary at the U.S. Department of Health and Human Services. In addition to his public service, Mr. Boyer held senior advocacy positions at the Biotechnology Innovation Organization (BIO) and the Pharmaceutical Research and Manufacturers of America (PhRMA). Mr. Boyer holds a B.A. in Government from Georgetown University.

Julie S. Cooke was appointed Chief Human Resources Officer in September 2017. She joined Neurocrine Biosciences from the Sanford Burnham Prebys Medical Research Institute where she served as Senior Vice President for Human Resources and was a member of the executive management team. Previously, Ms. Cooke held multiple positions at Life Technologies, including being the human resource partner to the Chief Operating Officer, Division Presidents and Global Function Leads. Prior to Life Technologies, she ran human resources and was a member of the executive management team at SGX Pharmaceuticals. Ms. Cooke began her career at PepsiCo., The Pepsi Bottling Group, and Gateway, where she held positions of increasing responsibility in human resources. She holds a Bachelor of Arts in Economics from Colorado College.

Kyle W. Gano, Ph.D. was appointed Chief Business Development Officer in 2011, and Chief Business Development and Strategy Officer in 2020, and is responsible for all business and corporate development activities, including the management of ongoing collaborations with AbbVie, Mitsubishi Tanabe Pharma, BIAL, Takeda, Voyager Therapeutics, Xenon Pharmaceuticals, Idorsia Pharmaceuticals Ltd., and Heptares Therapeutics Limited. From 2001 to 2011, Dr. Gano held several positions of increasing responsibility at Neurocrine Biosciences spanning marketing analytics to business development. Dr. Gano received his B.S. in Chemistry from the University of Oregon, B.S. in Biochemistry from the University of Washington, and his Ph.D. in Organic Chemistry and M.B.A. in Finance from the University of California, Los Angeles.

Darin M. Lippoldt was appointed Chief Legal Officer and Corporate Secretary in October 2014 and has oversight of all corporate legal, intellectual property, and corporate compliance matters. Prior to joining Neurocrine Biosciences, Mr. Lippoldt served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of Volcano Corporation, a company he joined in 2010. Prior to Volcano, Mr. Lippoldt served as Associate General Counsel at Amylin Pharmaceuticals, Inc. He previously practiced corporate and securities law with the law firms of Fulbright & Jaworski LLP and Matthews and Branscomb, P.C. Mr. Lippoldt received a B.B.A. in Finance, an M.A. in International Relations and a J.D. from St. Mary’s University.

Malcolm C. Lloyd-Smith was appointed Chief Regulatory Officer in September 2014 and is responsible for regulatory affairs and quality assurance. Prior to joining Neurocrine Biosciences, Mr. Lloyd-Smith served at Cadence Pharmaceuticals, Inc. as Senior Vice President, Regulatory Affairs, Quality and Clinical from August 2012 to September 2014, and previously as Senior Vice President, Regulatory Affairs and Quality Assurance from August 2008. Mr. Lloyd-Smith served as Vice President and Head of Global Regulatory Affairs for Elan Pharmaceuticals, Inc. from September 2003 to August 2008, after having served in the United Kingdom as its Vice President, International Regulatory Affairs from March 2002 to August 2003. Previously, Mr. Lloyd-Smith served in various positions of increasing responsibility with DuPont Pharmaceuticals in Germany, Switzerland, USA and UK. Mr. Lloyd-Smith holds a B.Sc. in Pharmacology from the University of Leeds and a M.Sc. in Pharmacological Biochemistry from Hatfield Polytechnic.

Jude Onyia, Ph.D. Jude Onyia, Ph.D., was appointed Chief Scientific Officer in November 2021 and leads the drug discovery and non-clinical development teams responsible for bolstering and advancing the company’s pipeline of therapeutic candidates. A scientist with more than 25 years of experience in the pharmaceutical industry, Dr. Onyia is the former Vice President of Biotechnology Discovery Research at Eli Lilly and Company. At Lilly, Dr. Onyia contributed to the discovery and/or advancement of more than 60 clinical candidates across multiple therapeutic areas, which led to seven approved medicines. He also was responsible for more than 50 pre-candidate programs across multiple therapeutic areas. Dr. Onyia holds a B.S. in Forest Biology from the State University of New York, as well as a Ph.D. in Cell and Molecular Biology from the SUNY Health Science Center at Syracuse.

Eiry W. Roberts, M.D. was appointed Chief Medical Officer in January 2018 and is responsible for all clinical development and medical affairs activities at Neurocrine Biosciences. Dr. Roberts has over 25 years of research and development experience in the pharmaceutical industry across all phases of drug development from research through commercialization in multiple therapeutic areas, including neuroscience, inflammation, oncology and metabolic diseases. She joined Neurocrine Biosciences from Eli Lilly and Company where she had worked since May 1991. During her tenure at Lilly, Dr. Roberts held various positions of increasing responsibility, including Vice President, Clinical Pharmacology/Managing Director of Chorus, a position she held from October 2014 until December 2017, and Vice President of Research and Development, BioMedicines Business Unit. Dr. Roberts is a physician who trained in pharmacology and medicine in the United Kingdom, qualifying from the University of London in 1987. Her post-graduate clinical training was in clinical pharmacology and cardiology at St. Bartholomew’s Hospital and the Royal London Hospital. Dr. Roberts also serves as a director of Amicus Therapeutics, a clinical-stage biopharmaceutical company focused on rare diseases.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes Neurocrine Biosciences’ executive officer compensation program for 2021 and certain elements of our 2022 program. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to the following individuals who are our Named Executive Officers (“NEOs”) for 2021:

•	Kevin C. Gorman, Ph.D., Chief Executive Officer
•	Matthew C. Abernethy, Chief Financial Officer
•	Eric Benevich, Chief Commercial Officer
•	Jude Onyia, Ph.D., Chief Scientific Officer (1)
•	Eiry W. Roberts, M.D., Chief Medical Officer

(1)	Dr. Onyia joined the Company as our Chief Scientific Officer on November 29, 2021.

Executive Summary

Business Overview

We are a neuroscience-focused, biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs, but few options. For three decades, we have applied our unique insight into neuroscience to advance medicines for neurological, endocrine and psychiatric disorders. Our efforts have resulted in United States Food and Drug Administration (“FDA”) approved treatments for tardive dyskinesia, Parkinson’s disease, endometriosis* and uterine fibroids* and a diversified portfolio of investigational therapies with the potential to address unmet clinical needs of patients worldwide living with neurological, endocrine and psychiatric disorders. Our business strategy includes commercializing our product portfolio, advancing life-changing discoveries in neurology, neuroendocrinology and neuropsychiatry, discovering novel medicines to address unmet patient needs, and acquiring rights to commercial products and drug development candidates. (*in collaboration with AbbVie Inc. (“AbbVie”))

We have marketed INGREZZA® (valbenazine) in the United States since May 2017 as the first FDA-approved drug for the treatment of tardive dyskinesia, and we launched ONGENTYS® (opicapone) in the United States in September 2020 as an FDA-approved add-on treatment to levodopa/carbidopa in patients with Parkinson’s disease experiencing motor fluctuations. INGREZZA net product sales, which represents the significant majority of our total net product sales, totaled approximately $1.1 billion in 2021.

In addition to our marketed products:

●

We have 12 clinical development programs currently in mid-to-late-stage studies, with several registrational and Phase 2 study readouts over the next two years. Our diverse pipeline features novel mechanisms to treat intractable diseases focused on neurology, neuroendocrinology and neuropsychiatry.

●

We receive royalties at tiered percentage rates on any net sales of ORILISSA® and ORIAHNN® from our collaboration partner, AbbVie. AbbVie launched ORILISSA in the United States in August 2018 and launched ORIAHNN in the United States in June 2020.

2021 Corporate Performance Highlights

We delivered strong performance in 2021, as demonstrated by the following achievements and developments:

●	INGREZZA net product sales for 2021 increased $88.8 million, or 8.9%, to approximately $1.1 billion.

●	Completed a strategic collaboration with Heptares Therapeutics Limited (“Sosei Heptares”) to expand our clinical psychiatry pipeline.

●	Reported positive top-line registrational data of valbenazine for the treatment of chorea in Huntington’s Disease.

●	Our collaboration partner, Mitsubishi Tanabe, reported positive top-line registrational data of valbenazine in the J-Kinect study and submitted a marketing authorization application in Japan.

●	We advanced and increased the size of our clinical development pipeline by starting 9 mid-to-late-stage studies in 2021, bringing our total to 12 programs currently in mid-to-late-stage studies.

The global COVID-19 pandemic has dramatically changed the ways in which we live and interact with one another. While we adapt to this new shared reality, our mission remains unchanged: to relieve suffering for people with great needs, but few options. The global COVID-19 pandemic impacted our business in 2021 by making it more challenging for our patients, as well as our representatives, to access prescribers’ offices. It has also increased the difficulty of enrolling patients in our clinical trials, as certain clinical trial sites were subject to closures and other challenging restrictions. As further described below, despite this impact, we did not modify the executive officer compensation program for 2021. Most hospitals, community mental health facilities, physicians’ offices, pharmacies and other healthcare facilities have relaxed their policies that limited access of patients and our employees to such facilities and limited the ability of patients, pharmacies and prescribers to interact with each other. However, we anticipate these policies may change from time to time as communities or regions grapple with outbreaks. The ultimate impact of the COVID-19 pandemic, including any lasting effects on our revenue and the way we conduct our business, is highly uncertain and subject to continued change. We recognize that the COVID-19 pandemic will continue to present unique challenges for us throughout 2022.

Committee Actions in Connection with Say-on-Pay Vote

The Compensation Committee of the Board of Directors (the “Committee”) is committed to ensuring that our executive officer compensation program is effective and aligned with our stockholders’ interests and concerns. Accordingly, critical components of our Committee’s process continue to be (1) reviewing emerging compensation “best practices” in the United States, with a focus toward companies of similar size, as measured by market capitalization and revenues, (2) soliciting advice from our Committee’s independent compensation consultant and (3) listening and responding to feedback from our stockholders via our annual say-on-pay vote and through our stockholder outreach efforts.

In 2021, we sought a say-on-pay advisory vote from our stockholders regarding our executive officer compensation program. Each year, the Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation provided to our NEOs and other executive officers.

2021 Say-on-Pay Voting Results

In 2021, we received 96% of votes cast in support of our 2021 executive officer compensation program, and in the last five years, we have received over 97% (on average) of votes cast in support of our executive compensation programs.

Given the significant level of stockholder support, the Committee concluded that:

✓ executive officer compensation program continues to align executive officer pay with stockholder interests;

✓ our executive officer compensation program provides competitive pay that encourages retention and effectively incentivizes performance of talented NEOs and executive officers;

✓ no significant changes to the structure of our programs are necessary; and

✓ the Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for the NEOs and executive officers.

During 2021, we continued our stockholder engagement efforts in order to solicit feedback on a variety of topics, including environmental, social, governance (ESG) and executive compensation practices. We contacted stockholders representing over 68% of outstanding stock and spoke with all stockholders that wanted to provide us with feedback. Overall, stockholders have expressed strong support for our ESG and executive compensation practices. We are pleased with our say-on-pay advisory vote results and stockholder feedback, and we will continue to engage with our stockholders to ensure alignment between our executive officer compensation program and our stockholders’ interests.

Pay for Performance/At-Risk Pay

Our executive officer compensation program is designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our stockholders. Consistent with our goal of attracting, motivating and retaining a high-caliber executive team, our executive officer compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our NEOs’ interests with those of our stockholders to create long-term value. As such, a significant portion of our Chief Executive Officer’s and other executive officers’ compensation is “at-risk,” performance-based compensation, in the form of long-term equity awards that have performance-based vesting criteria or only have value to the executive officer if the Company’s stock price increases, and annual cash incentives that are only earned if we achieve pre-established corporate goals.

With respect to long-term equity awards, the Committee annually considers the appropriate mix of equity awards. The Committee believes that combining performance-based vesting equity awards with time-based vesting equity awards appropriately promotes a focus on delivering sustainable long-term value to our stockholders, while also supporting the long-term retention of our executive officers.

The graphics below illustrate the elements of our Chief Executive Officer’s compensation mix for 2021 and the aggregate compensation mix for 2021 for the other NEOs as a group (excluding Dr. Onyia, who commenced employment with us in November 2021). The percentages in the chart below reflect the actual cash incentives paid and the grant-date value of equity awards, in each case as reported in our 2021 Summary Compensation Table.

CEO 2021 Compensation Mix*	All Other NEOs 2021 Compensation Mix*

*	Numbers do not sum due to rounding.

Our Compensation Practices

Below are key elements of our executive officer compensation program, as well as problematic pay practices that we avoid:

WHAT WE DO	WHAT WE DON’T DO

✓ Heavily weight our executive officer compensation toward “at risk,” performance-based compensation

✓ Balance short-term and long-term incentive compensation

✓ Use multi-year vesting for all executive officer equity awards

✓ Grant performance-based equity awards annually in the form of PRSUs

✓ Have an incentive compensation recoupment or clawback policy for performance-based cash and equity incentives

✓ Structure our executive officer compensation program to minimize inappropriate risk-taking and encourage appropriate risk-taking

✓ Cap annual cash incentives at a maximum payout amount

✓ Select peer companies that we compete with for executive officer talent, have a similar business and are of similar size as us, and review their pay practices

✓ Solicit advice from the Committee’s independent compensation consultant

✓ Have meaningful equity ownership guidelines for executive officers

✓ Hold annual say-on-pay advisory vote

×   Provide guaranteed bonuses or base salary increases

×   Allow for the repricing of stock options without stockholder approval

×   Pay dividends or dividend equivalents on unearned shares

×   Permit hedging or other forms of speculative transactions by employees or directors

×   Permit pledging by employees or directors

×   Provide single-trigger change in control benefits

×   Include gross-ups in new executive employment agreements or change-in-control arrangements

×   Provide excessive perquisites to our executive officers

×   Provide retirement or pension benefits to our executive officers that are not available to employees generally

Role of the Compensation Committee

As discussed in greater detail below, the Committee takes into consideration a peer group, survey data and advice from an independent compensation consultant when setting the compensation philosophy and compensation structure for the Company. The Committee’s complete roles and responsibilities are set forth in a written charter, which was adopted by the Board of Directors and is available at www.neurocrine.com. Some of the significant roles and responsibilities of the Committee include reviewing, revising, and approving:

•	the compensation philosophy of the Company;
•

the corporate goals and objectives relating to the compensation of the Company’s employees, including executive officers, and evaluating the performance of the Company, and its executive officers, in light of these corporate goals and objectives;

•	compensation for all executive officers, including perquisite benefits, if any;
•	all promotions to executive officer positions and the hiring of all new executive officers, including employment agreements;
•	recommendations to the full Board of Directors regarding all director compensation by taking into consideration peer group data and advice from an independent compensation consultant;
•	guidelines for salaries, merit salary increases, cash incentive payments, stock-based grants and performance-based stock grants for all non-executive officer employees of the Company;
•	equity and incentive plans, including amendments or modifications to such equity and incentive plans;
•	equity ownership guidelines for executive officers and directors; and
•	the Compensation Discussion and Analysis to be included in the Company’s annual proxy statement.

In addition, the Committee also has the following oversight responsibilities:

•

overseeing the development, implementation and effectiveness of the Company’s policies and strategies with respect to human capital and talent management, including diversity and inclusion initiatives;

•	administering the Company’s equity and incentive plans and employee benefit plans;
•	reviewing and taking into consideration stockholder feedback regarding compensation matters, including our annual say-on-pay vote;
•	retaining independent compensation consultants and advisors when appropriate to advise the Committee on compensation policies and plans; and
•	complying with requirements established by the SEC, assessing the risks arising from the Company’s compensation policies and taking any actions required as a result thereof.

Compensation Philosophy

We believe that in order to create value for our stockholders, it is critical to attract, motivate and retain key executive officer talent by providing competitive compensation packages. Accordingly, we design our executive officer compensation program to:

ATTRACT, DEVELOP & RETAIN executive officers with the skills and expertise to execute our business plans within the highly competitive life sciences industry	MOTIVATE & REWARD executives fairly over time for actions consistent with creating long-term stockholder value	MAXIMIZE stockholder value via an appropriate blend of short-term and long-term incentives

Our compensation philosophy for executive officers provides that cash compensation should be structured such that at least one-third of each executive officer’s target total cash compensation, consisting of base salary and target cash incentives, is at risk and dependent upon the Company’s achievement of specific corporate goals that drive stockholder value. Starting in 2020, 50% of our Chief Executive Officer’s target total cash compensation is at risk under our annual cash incentive plan. Long-term equity compensation for executive officers is generally a combination of performance-based and time-based vesting equity awards, and is designed to motivate executive officers to increase long-term stockholder value and to reward and retain key employees.

Overall Compensation Determination Process

The implementation of the compensation philosophy is carried out under the supervision of the Committee. The Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Committee. Management, under guidelines and procedures approved by the Committee, determines the compensation of our non-executive officer employees.

In the early part of each year, the Committee deliberates and makes decisions regarding the base salary, target cash incentives and long-term equity award components of compensation to be awarded to our executive officers, including our Chief Executive Officer, for the new fiscal year, as well as performance-based compensation payouts for the prior fiscal year. In setting compensation for our other NEOs, the Committee solicits the input of our Chief Executive Officer, who recommends to the Committee the base salary, target cash incentives and long-term equity award components of compensation to be awarded to our NEOs for the new fiscal year, as well as performance-based compensation payouts for the prior fiscal year. The Committee remains solely responsible for making the final decisions on compensation for all of our NEOs. Our NEOs, including our Chief Executive Officer, are not present during discussions of their respective compensation packages nor do they participate in approving any portion of their own or other NEO compensation packages.

The Committee considers a variety of factors, as described below, which may vary from year to year, to set the compensation of our NEOs at levels that the Committee considers to be competitive and appropriate for each NEO, using the Committee’s professional experience and judgment:

✓	Company performance
✓	Market data from the independent compensation consultant
✓	Individual performance
✓	Retention risk
✓	Independent compensation consultant recommendations

✓	Chief Executive Officer’s recommendations (other than for himself), based on direct knowledge of NEO performance and his extensive industry experience
✓	Internal pay equity among individuals and positions
✓	Criticality and scope of job function
✓	Total targeted and historical compensation
✓	Any other factors the Committee determines appropriate

In addition, during the first quarter of the year, Company-wide performance goals for the then current year are finalized by the Committee and the Board of Directors, and progress toward these goals is reviewed at meetings throughout the year. Later in the year, the Committee reviews the Company’s compensation philosophy, policies and procedures. Committee meetings in the fourth quarter of the year generally focus on Company goal achievement, selection of the peer group for the following year and executive officer performance.

Compensation Consultant

The Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Committee to provide the Committee with an additional external perspective with respect to its evaluation of relevant market and industry practices. The Committee continued to engage Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), a third-party compensation consultant, to assist the Committee in establishing 2021 and 2022 overall compensation levels. Aon conducted analyses and provided advice on, among other things, the appropriate peer group, executive officer compensation and compensation trends in the life sciences industry.

In weighing its recommendations for executive officer compensation for the fiscal year 2021, the Committee directed Aon to advise the Committee on both best practices and peer practices when designing and modifying our executive officer compensation program in order to achieve our objectives. As part of its duties, Aon provided the Committee with the following services with respect to 2021 compensation decisions:

•	carried out a comprehensive review of our peer group for use in making 2021 executive officer compensation decisions;
•	provided compensation data for the peer group and relevant executive officer pay survey data and an analysis of the compensation of the Company’s executive officers as compared to this market data;
•	provided a competitive assessment of, and comparison to, incentive design and executive officer pay program structure based on peer group data;
•	conducted a comprehensive pay for performance assessment;
•	provided recommendations regarding the annual cash incentive and long-term equity incentive program design for 2021;
•	assisted the Committee with the design of 2021 pay programs consistent with the Company’s business strategy and pay philosophy;
•	provided background information and data for 2021 adjustments to the Company’s executive officer compensation program consistent with good governance practices and the Company’s objectives; and
•	prepared an analysis of the Board of Directors’ 2021 compensation program.

The Committee annually assesses whether the work of Aon as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services, if any, to the Company by Aon; (ii) the amount of fees the Company paid to Aon as a percentage of the firm’s total revenue; (iii) Aon’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Aon or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Aon or the individual compensation advisors employed by the firm. The Committee has determined, based on its analysis of the above factors, that the work of Aon and the individual compensation advisors employed by Aon as compensation consultants to the Company have not created any conflict of interest.

Competitive Assessment of Compensation—Peer Group and Market Data

2021 Peer Group. In September 2020, when developing a proposed list of our peer group companies to be used in connection with making compensation decisions for 2021, Aon selected primarily recently commercial biopharmaceutical companies or late-stage high valuation pre-commercial companies with revenues generally between $200 million and $2.5 billion, market capitalization between $3.5 billion and $30 billion and employee headcount up to 3,000, reflecting our then-current revenue, market capitalization and headcount.

Based on these criteria, Aon recommended, and our Committee approved, the following peer group for 2021:

ACADIA Pharmaceuticals, Inc.	Alexion Pharmaceuticals, Inc.	Alkermes plc
Alnylam Pharmaceuticals, Inc.	BeiGene, Ltd.	BioMarin Pharmaceuticals, Inc.
bluebird bio, Inc.	Exelixis, Inc.	Horizon Therapeutics plc
Incyte Corporation	Ionis Pharmaceuticals, Inc.	Jazz Pharmaceuticals plc
Nektar Therapeutics	Sarepta Therapeutics, Inc.	Seattle Genetics, Inc.
Ultragenyx Pharmaceutical Inc.	United Therapeutics Corporation

The 2021 peer group reflects the following changes from our 2020 peer group, all of which were recommended by Aon and approved by our Committee: (i) the removal of Sage Therapeutics, Inc., which no longer met the criteria above; and (ii) the addition of Horizon Therapeutics plc, which met the criteria above. At the time of approval of our 2021 peer group, our Company was approximately in the 57th percentile of the peer group for market capitalization and in the 50th percentile of the peer group for revenue.

2021 Market Data. In early 2021, Aon completed an assessment of executive officer compensation based on the 2021 peer group to inform the Committee’s determinations of executive officer compensation for 2021. The data for this assessment was compiled from multiple sources, including: (i) the 2021 peer group companies’ publicly disclosed information, or public peer data; and (ii) data from public biotechnology and pharmaceutical companies in the 2020 Radford Global Life Sciences Survey that had a market capitalization between $3.5 billion and $30 billion, or the general survey data. The components of this data were based on the availability of sufficient comparative data for an executive officer’s position. The public peer data and general survey data, collectively referred to in this proxy statement together as market data, were reviewed by the Committee, with the assistance of Aon, and used as one reference point, in addition to other factors, in setting our executive officers’ compensation for 2021.

Use of 2021 Market Data. The Committee generally reviews target total direct compensation, comprising both target cash compensation and equity compensation, against the market data described above primarily to ensure that our executive officer compensation program as a whole is positioned competitively to attract and retain the highest caliber executive officers and that the total direct compensation opportunity for the executive officer group is aligned with our corporate objectives and strategic needs. The Committee does not have a specific target compensation level for the NEOs; rather, the Committee reviews a range of market data reference points (generally at the 25th, 50th and 75th percentiles of the market data) with respect to target total direct compensation, target total cash compensation (including both base salary and the target annual cash incentive) and equity compensation (valued based on an approximation of grant date fair value). In making compensation determinations, the Committee considers the market data, along with the other factors described above under “Overall Compensation Determination Process.”

Components of Executive Compensation

The Committee considers each executive officer’s performance, contributions to Company goals, responsibilities, experience, qualifications, and where in the competitive range the executive officer’s compensation compares to the Company’s peer group when determining the appropriate compensation for each executive officer. The Committee considers each component of compensation independently and each component in the context of each executive officer’s total compensation. Compensation for our NEOs currently consists of three key elements that are designed to reward performance in a simple and straightforward manner: base salaries, annual performance-based cash incentives and long-term equity awards, which generally include restricted stock units, or RSUs, and stock options, which both vest based on continued service over time, and performance-based restricted stock units, or PRSUs, which vest upon achievement of key corporate goals that we believe will create stockholder value. The purpose and key characteristics of each of these elements are summarized below.

Compensation Element	Purpose of This Element	Key Characteristics
Base Salary	Designed to compensate competitively at levels necessary to attract and retain qualified executive officers in the life sciences industry; generally based on the scope of each executive officer’s responsibilities, as well	Fixed cash compensation where year-to-year adjustments to each executive officer’s base salary are based upon sustained superior performance, changes in the general level of base salaries of persons in comparable positions as his/her qualifications, breadth of experience, performance record and depth of applicable functional expertise; established and adjusted to be appropriate as compared to the applicable market data, enabling the Company to attract, motivate, reward and retain highly skilled executive officers; gives executive officers a degree of certainty in light of having a majority of their compensation at risk.

within our industry, and any average merit salary increase for such year for all employees of the Company established by the Committee, as well as other factors the Committee judges to be pertinent during an assessment period.

In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. Although adjustments may also be made during the year for special circumstances, no mid-year adjustments have been made in the past five years.

Annual Cash Incentives	Motivates executive officers to achieve our short-term strategic plan and milestones that are designed to drive long-term growth and performance while providing flexibility to respond to opportunities and changing market conditions.

Annual cash award opportunity based on corporate performance compared to pre-established corporate goals with pre-established target and maximum payout opportunities for each executive officer.

The cash incentive program, including corporate goals and target payouts, are reviewed and approved by the Committee annually and may include individual performance targets for each executive officer. The corporate goals are prepared in an interactive process between management and the Committee based on the Company’s business plan and budget for the year. Cash incentive payments are linked to the attainment of overall corporate goals and the individual performance of each executive officer, or other factors the Committee determines appropriate.

Long-Term Equity Incentives (RSUs)	Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term; creates an ownership culture; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility impacts our	RSUs generally vest on an annual basis, ratably over four years subject to executive officer’s continued service; the ultimate value realized varies with our common stock price.

stock price; directly motivates an executive officer to maximize long-term stockholder value and serve as an effective tool for incentivizing and retaining those executive officers who are most responsible for influencing stockholder value.

Long-Term Equity Incentives (Stock Options)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long-term and creates an ownership culture.	Stock options with an exercise price equal to the fair market value on the date of grant generally vesting monthly over four years subject to executive officer’s continued service; the ultimate realizable value, if any, depends on the appreciation of our common stock price from the date of grant. The Committee views stock options as performance-based compensation, as stock options provide a return to our executive officers only if the market price of our common shares appreciates over the stock option term.
Long-Term Equity Incentives (PRSUs)	Creates a strong link to the Company’s long-term performance, creates an ownership culture and closely aligns the interests of our executive officers with those of our stockholders because the value that the grants deliver is directly dependent on our performance goal attainment.	PRSUs only vest upon achievement of objectively measurable performance goals tied to our business strategy that focus executive officers on achieving these long-term Company performance goals and increasing stockholder value.
Other Compensation	Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers; certain additional benefits reflect market standards and are reasonable and necessary to attract and/or retain each of our executive officers and allow the executive officers to realize the full benefit of the other elements of compensation we provide.

Executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as all other full-time employees. These plans include medical, dental and life insurance and eligibility to participate in the Company’s employee stock purchase plan. Additional benefits include disability insurance premiums, an annual physical examination and financial planning services.

The terms of the Company’s 401(k) Savings Plan (the “401(k) Plan”) provide for executive officer and broad-based employee participation on the same general terms. Under the 401(k) Plan, all Company employees are eligible to receive basic matching contributions from the Company that vest annually over three years from date of hire.
Severance and Change in Control Benefits	Serves our retention objectives by helping our executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company.

Provides protection in the event of a termination of employment under specified circumstances, including following a change in control of the Company as described below under “Potential Payments Upon Termination or Change-in-Control.”

Compensation components for executive officers in the event of a termination by the Company without cause or termination by the executive officer due to constructive termination within six months after the consummation of a change in control include payments for annual base salary, a cash compensation payment, cash compensation for the value of all outstanding stock awards, limited Company-paid health insurance benefits, and any accrued vacation and any accrued benefits under any plans of the Company in which the executive officer is a participant. Eligibility for these benefits requires a signed release agreement by the executive officer.

Certain individuals whose offer letters were first entered into or amended in or before 2007 are entitled to tax gross-ups in the event of certain levels of payments they may receive upon a change in control. We have not entered into any new change in control gross-ups for executive officers since 2007, nor does the Company intend to enter into any new agreements containing such gross-ups. Accordingly, Dr. Gorman’s employment agreement is the only one of our NEOs whose agreement does provide for such tax gross-ups.

2021 and Early 2022 Named Executive Officer Compensation Decisions

2021 Base Salaries

In February 2021, our Committee approved the 2021 base salaries for the NEOs (other than Dr. Onyia, who commenced employment with us in November 2021) as set forth in the table below. In making these 2021 decisions, the Committee considered the Company’s performance in 2020, market data for each individual NEO’s position, as well as the individual’s historical salary levels (if applicable), our then-current budget for employee salary adjustments, anticipated role and responsibilities for the coming year, along with the other factors described under “Overall Compensation Determination Process” set forth above. Specifically, the Committee determined that the increases reflected in the table below were appropriate due to (i) the Company’s performance in 2020, (ii) the adjustments made to our peer group for 2021, which resulted in shifts in median salaries for similarly situated executives, (iii) retention of our NEOs and (iv) our NEOs’ experience, job criticality and performance. Although the Committee does not have a specific target compensation level for each NEO, the NEOs’ salaries are generally within the 25th to 50th percentiles of the market data.

Named Executive Officer	2021 Base Salary	% Change from 2020 Base Salary
Kevin C. Gorman, Ph.D.	$825,000	6.5%
Matthew C. Abernethy	$588,800	8.0%
Eric Benevich	$534,900	7.0%
Jude Onyia, Ph.D.	$575,000	N/A
Eiry W. Roberts, M.D.	$604,700	5.0%

Dr. Onyia joined the Company in November 2021 with a base salary rate of $575,000. In determining Dr. Onyia’s base salary, the Committee considered peer group data for similarly situated executives, internal pay equity among our executive officers, and the criticality and scope of his job function.

New Hire Inducement Advance. Dr. Onyia received a one-time cash inducement advance in the amount of $175,000, which will be deemed earned when Dr. Onyia completes two full years of employment with the Company. The inducement advance is repayable in full to the Company in the case of a voluntary resignation or termination for cause within two years of Dr. Onyia’s employment commencement date.

2021 Annual Cash Incentives

In February 2021, the Committee approved the 2021 target bonus opportunities as a percentage of base salary for the NEOs (other than Dr. Onyia, who commenced employment with us in November 2021) as set forth in the table below. After considering market data for each NEO’s position, no changes were made to the target bonus opportunities of our NEOs who were employed with us in 2020. In connection with Dr Onyia’s hiring in November 2021, the Committee approved his target bonus percentage after considering both peer group data for similarly situated executives and internal pay equity among our executive officers.

Executive Officer	2021 Target Bonus (% of Base Salary)
Chief Executive Officer	100%
All Other Executive Officers	50%

In January 2021, the Committee approved the corporate goals described below for our 2021 annual cash incentive plan. Our corporate goals are directly aligned with our specific strategic goals that we believe will create long-term stockholder value, including achieving a net revenue target from sales of INGREZZA, advancing our clinical development programs, expanding our clinical pipeline, maximizing the value of valbenazine, hiring a new Chief Scientific Officer, and certain other corporate and financial goals. The Committee did not assign specific relative weightings to the corporate goals for 2021. The maximum bonus payout for each NEO was capped at 150% of their target bonus opportunity. Over a series of meetings conducted between November 2021 and January 2022, the Committee engaged in a robust dialogue with management, the Board Chair and other Board members (including at Board meetings), and its independent compensation consultant to evaluate the accomplishments and performance of the Company relative to the goals. The Committee did not factor into its evaluation the impact the Covid-19 pandemic had on the Company’s goal achievement. Although specific weightings were not assigned to the corporate goals, the Committee did discuss the relative importance of each of these goals to our stockholders and ultimately determined that the INGREZZA net revenue goal, the advancement of our clinical pipeline, and the addition of new compounds to our research and development pipeline via the license and collaboration agreement with Sosei Heptares were the more impactful goals for stockholders. After these discussions, the Committee conservatively determined our 2021 corporate goal achievement at 85%.

Corporate Goal	Target	Overall Achievement

Achieve INGREZZA Net Revenue Target	Achieve INGREZZA net revenue between $1.1B and $1.2B	$1.1B

Expand valbenazine Portfolio	Successful completion of Phase 3 HD trial	Achieved
	Initiate registrational studies in ATS and CPD	Achieved

Advance crinecerfont Program	FDA acceptance of Fast Track Application	Achieved
	Meet enrollment goals for program	Not Met

Expand/Advance Clinical Pipeline	Advance multiple Phase 2/3 clinical programs	Achieved
	In-license one additional compound	Overachieved

Financial/Operational	Stay on budgeted guidance for non-GAAP operating expense	Achieved
	Implement long-term tax, campus and capital structure	Achieved

General Business & People	Hire a Chief Scientific Officer	Achieved
	Implement new hybrid work strategy	Achieved

Overall Achievement:		85%

Notwithstanding the Committee’s determination of our 2021 corporate goal achievement at 85%, the Committee had discretion to eliminate any NEO’s bonus or to reduce or increase the amount of any NEO’s bonus payout amount. In January 2022, the Committee exercised its discretion to increase or decrease the bonus payout amount for each NEO (other than Dr. Gorman) because of their individual performance contributing to achievement of our corporate goals, while continuing to navigate the extraordinary circumstances resulting from the COVID-19 pandemic. Specifically, the Committee recognized (1) Mr. Abernethy for his overall leadership in helping the Company achieve its goals and for leading the efforts to successfully achieve our non-GAAP operating expense budgets and implementing long-term tax, campus and capital structure plans, (2) Dr. Roberts for advancing or initiating our 12 clinical development programs in mid-to-late-stage studies, as well as her contributions to the Company’s strategic collaboration with Sosei Heptares, and (3) Dr. Onyia for quickly making a more substantial impact than was anticipated in his short time with the Company. After making these determinations, the Committee approved the bonus payout amounts set forth in the table below.

	2021 Target Bonus			2021 Actual Bonus Paid
Named Executive Officer	% of Base Salary		$	% of Target Bonus		$
Kevin C. Gorman, Ph.D.	100	%	$825,000	85	%	$701,250
Matthew C. Abernethy	50	%	$294,400	90	%	$264,960
Eric Benevich	50	%	$267,450	80	%	$213,960
Jude Onyia, Ph.D. (1)	50	%	$26,170	100	%	$26,170
Eiry W. Roberts, M.D.	50	%	$302,350	90	%	$272,115

(1)	Dr. Onyia’s bonus was pro-rated due to his commencement of employment with us in November 2021.

2022 Base Salary and Annual Cash Incentive Decisions

In January 2022, after considering the same factors described under “2021 Base Salary Decisions” and “Overall Compensation Determination Process” above, our Committee reviewed and determined the 2022 base salaries and target bonus percentages for each of the NEOs as set forth in the table below. The target bonus percentages for our NEOs remained the same.

Named Executive Officer	2022 Base Salary	2022 Target Percentage of Base Salary
Kevin C. Gorman, Ph.D.	$860,000	100	%
Matthew C. Abernethy	$618,240	50	%
Eric Benevich	$556,296	50	%
Jude Onyia, Ph.D.	$575,000	50	%
Eiry W. Roberts, M.D.	$631,912	50	%

2021 Long-Term Equity Awards

2021 Equity Award Mix. In February 2021, the Committee granted long-term equity awards to our NEOs (other than Dr. Onyia, who commenced employment with us in November 2021) in the form of stock options, RSUs and PRSUs after determining that these three types of equity awards continued to provide the appropriate balance of long-term and performance-based incentives for our executive officers. The Committee altered the allocation of equity awards in 2021 to decrease the amount of RSUs and increase the amount of PRSUs in order to place more emphasis on performance-based incentives that further align our NEOs’ financial interests with those of our stockholders. The aggregate value of each NEO’s long-term equity awards was generally allocated 50% to stock options, 15% to RSUs and 35% to PRSUs.

2021 Equity Award Vesting Criteria. The Committee determined that the February 2021 equity grants vest as follows: (i) the stock options vest in equal monthly installments over a four-year period; (ii) the RSUs vest in equal annual installments over a four-year period; and (iii) the PRSUs vest on the date, or dates, that the Committee determines achievement of two underlying performance goals, each of which must occur before March 31, 2023. The goals underlying the PRSUs target certain clinical and regulatory outcomes involving two of our development programs which we believe will drive stockholder value within the 27-month performance period commencing on January 1, 2021 and ending on March 31, 2023. The actual number of units subject to the PRSUs will be determined based on the level of achievement of such goals, with minimum, target and maximum levels specified in the Grants of Plan-Based Awards During the Fiscal Year Ended December 31, 2021 table.

New Hire Awards. In connection with his commencement of employment, on November 29, 2021, Dr. Onyia received (i) an initial stock option grant with a Black-Scholes value of $4,500,000, 25% of which will vest on the first anniversary of the grant date, and the remainder of which will vest in equal monthly installments thereafter over three years, (ii) a new hire grant of RSUs with a value of $1,500,000 which vests in equal annual installments over four years, (iii) a new hire grant of PRSUs with a target value of $500,000, or the 2020 PRSUs, and (iv) a new hire grant of PRSUs with a target value of $1,000,000, or the 2021 PRSUs. The 2020 PRSUs, which share the same terms as the PRSUs awarded to our other NEOs in February 2020, will vest on the date, or dates, that the Committee determines achievement of two underlying performance goals related to (i) the commercialization of INGREZZA and (ii) the advancement and enhancement of our product candidate pipeline, each of which must occur within the three-year performance period commencing on January 1, 2020 and ending on December 31, 2022. The 2021 PRSUs, which share the same terms as the PRSUs awarded to our other NEOs in February 2021, will vest as described above. The Committee and Board of Directors structures the vesting schedules for new hire awards in a manner that serves as an effective tool for incentivizing and retaining our NEOs.

2022 Long-Term Equity Awards

2022 Equity Award Mix. In January 2022, the Committee granted long-term equity awards to our NEOs in the form of stock options, RSUs and PRSUs after determining that these three types of equity awards continue to provide the appropriate balance of long-term and performance-based incentives for our executive officers. The Committee decreased the overall value of the awards provided to the NEOs and continued to place emphasis on performance-based incentive to align our NEO’s financial interests with those of our stockholders. The Committee generally targeted allocating the aggregate value of each NEO’s long-term equity awards to approximately 50-60% stock options, 15-20% RSUs and 20-35% to PRSUs, primarily based on each NEO’s expected impact on the PRSUs.

2022 Equity Award Vesting Criteria. The Committee determined that the February 2022 stock option and RSU grants will be subject to the same general vesting schedules as the February 2021 stock option and RSU grants as described above. The PRSUs will vest on the date, or dates, that the Committee determines achievement of two underlying performance goals, each of which must occur by December 31, 2024. Such goals relate to specific metrics related to regulatory milestones and the advancement of certain clinical programs which we believe will drive stockholder value within the 36-month performance period commencing on January 1, 2022 and ending on December 31, 2024. The actual number of units subject to the PRSUs will be determined based on the level of achievement of such goals, with minimum, target and maximum levels specified.

Retirement Benefits

The Company’s matching contribution to the 401(k) Plan for 2021 was 100% of eligible participant contributions, subject to applicable federal limits. Our NEOs are eligible for these benefits on the same basis as our other employees. The Company made no additional discretionary contributions to the 401(k) Plan in 2021.

Officer Equity Ownership Guidelines

Since 2014, we have maintained equity ownership guidelines for our executive officers. The Committee amended these guidelines in November 2018 to increase the guideline for our Chief Executive Officer from three to six times his base salary. The equity ownership guidelines are designed to further align the interests of the executive officers with those of our stockholders by ensuring that our executive officers have a meaningful financial stake in the Company’s long-term success. The equity ownership guidelines establish a minimum equity ownership level by position, with such values determined based on the value of our common stock owned by such persons as of certain measurement dates. All shares directly or beneficially owned by the executive officer, including the net exercisable value of outstanding vested stock options (where the market price of our common stock exceeds the strike price of such option) are included in determining the value of equity owned under our equity ownership guidelines. The equity ownership requirements are as follows:

Chief Executive Officer	6 times base salary

All other executive officers	1 times base salary

New executive officers are granted a five-year period to reach the equity ownership requirements set forth in the guidelines and are expected to make annual progress toward the equity ownership requirements during this five-year period. When an executive officer does not meet the equity ownership requirements set forth in the guidelines, he/she is restricted from selling any held shares until such requirements are met. Additionally, should an executive officer who does not meet the equity ownership requirements choose to exercise a stock option or vest in any RSUs, he or she is required to retain all shares acquired through those transactions, aside from any shares necessary to fulfill such transaction related tax obligations, until full compliance with the equity ownership guidelines is attained.

Annual compliance with the equity ownership guidelines is assessed during the first quarter of each year. As of March 15, 2022, each of our executive officers is in compliance with the equity ownership guidelines.

Equity Trading Policies and Procedures

The Company has policies and procedures in place that prohibit direct or indirect participation by employees and directors of the Company in transactions involving trading activities in Company common stock which by their aggressive or speculative nature may give rise to an appearance of impropriety. Such prohibited activities would include the purchase of put or call options, or the writing of such options as well as short sales, hedging transactions such as “cashless” collars, forward sales, equity swaps and other related arrangement which may indirectly involve short-sale and any other transactions designed for profit from short-term movement in the Company’s stock price. In addition, no officer, director or employee of the Company may margin, or make any offer to margin, any Company common stock, including without limitation, borrowing against such stock, at any time.

To the Company’s knowledge, there were no transactions involving hedging, pledging or margining Company common stock during 2021, nor were there any such transactions as of the Record Date.

The Company also requires directors and executive officers to complete all equity related open-market purchase and sale transactions via a 10b5-1 plan. The 10b5-1 plans typically cover, among other transactions, direct sales and purchases of Company stock, as well as same-day-sales related to option exercises and sales of stock for tax payments upon the vesting of RSUs. All 10b5-1 plans are required to have a waiting period from the election date to the date of the first transaction. Additionally, Company policy restricts the executive officers from amending a 10b5-1 trading plan.

Compensation Recoupment Policy

In February 2017, we adopted a clawback policy, even though the SEC has not yet issued final rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act requirement. Our policy currently provides that, in the event that (i) we are required to prepare an accounting restatement for any fiscal quarter or year due to our material noncompliance with any financial reporting requirement and (ii) it is determined that misconduct contributed to the noncompliance that resulted in the obligation to restate our financial statements, we may take action to recover from any officer whose misconduct contributed to the noncompliance which resulted in the obligation to restate our financial statements, the incentive compensation, including cash and equity, that was paid or vested to such officer during the twelve-month period preceding the restatement obligation. We will also comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will modify our policy, if necessary, once the SEC adopts final regulations on the subject.

Tax Considerations

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.

Although the Committee will continue to consider tax implications as one factor in determining executive officer compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s NEOs in a manner consistent with the goals of the Company’s executive officer compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Internal Revenue Code Section 409A

Section 409A governs deferred compensation arrangements. The Committee structures our deferred compensation programs with the assistance of our external counsel to be exempt from, or compliant with, Section 409A.

Accounting Considerations

The Company accounts for equity compensation paid to our employees under the FASB ASC Topic 718, which requires us to estimate and record an expense over the service period of the equity award. Our cash compensation is recorded as an expense at the time the obligation is incurred. The accounting impact of our compensation programs are one of many factors that the Committee considers in determining the structure and size of our executive officer compensation programs.

Risk Analysis of Our Compensation Program

Our Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Committee considered, among other factors, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing Company-wide and individual financial, operational and other performance targets, our bonus structure of payouts at multiple levels of performance (including maximum payout caps and payments for performance below target levels) and the nature of our key performance metrics. We believe these practices encourage our employees to focus on sustained, long-term Company growth, which we believe will ultimately contribute to the creation of stockholder value.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table The following table sets forth the compensation paid by the Company for the fiscal years ended December 31, 2019, 2020 and 2021 to the NEOs named below.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)(2)	Option Awards ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Kevin C. Gorman, Ph.D.	2019	$725,000	$667,000	$6,000,525	$2,000,071	$58,230	$9,450,826
Chief Executive Officer	2020	$775,000	$542,500	$7,124,633	$5,375,188	$63,311	$13,880,632
	2021	$825,000	$701,250	$6,093,752	$6,406,366	$55,044	$14,081,412

Matthew C. Abernethy	2019	$495,600	$284,970	$3,750,345	$1,250,035	$42,170	$5,823,120
Chief Financial Officer	2020	$545,200	$190,820	$2,999,869	$2,500,266	$45,021	$6,281,176
	2021	$588,800	$264,960	$2,625,019	$2,375,068	$53,003	$5,906,850

Eric Benevich	2019	$467,200	$280,320	$3,750,345	$1,250,035	$45,547	$5,793,447
Chief Commercial Officer	2020	$499,900	$199,960	$2,999,869	$3,000,257	$48,974	$6,748,960
	2021	$534,900	$213,960	$2,625,019	$2,375,068	$56,139	$5,805,086

Jude Onyia, Ph.D.	2021	$52,340	$26,170	$4,500,035	$3,000,136	$2,949	$7,581,630
Chief Scientific Officer

Eiry W. Roberts, M.D.	2019	$538,200	$309,465	$3,000,285	$1,000,076	$51,889	$4,899,915
Chief Medical Officer	2020	$575,900	$215,963	$2,624,855	$2,375,242	$56,073	$5,848,033
	2021	$604,700	$272,115	$2,625,019	$2,875,113	$48,649	$6,425,596

(1)

The titles and capacities set forth in the table above are as of December 31, 2021. Dr. Onyia joined the Company as Chief Scientific Officer in November 2021. Dr. Onyia’s employment contract, including the terms of his salary, bonus and equity awards, is described below under the section titled “Agreements with Named Executive Officers.”

(2)

Salary and bonus figures represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s). Bonuses are awarded pursuant to a bonus program.

(3)

The amounts shown are the full grant date fair value in accordance with Accounting Standards Codification 718-10, Compensation—Stock Compensation (ASC 718). The assumptions used to calculate the grant date fair value of stock awards are set forth under Note 8 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 11, 2022. The grant date fair values of option awards for 2019, 2020 and 2021 (other than Dr. Onyia’s 2021 new hire award) are based on per share Black-Scholes values of $45.00, $48.90, and $53.52, respectively. Dr. Onyia’s new hire option awards are based on per share Black-Scholes value of $37.45.

(4)

Stock awards consist of RSUs and PRSUs and may be subject to deferred delivery arrangements. The amounts shown are the full grant date fair value in accordance with Accounting Standards Codification 718-10, Compensation—Stock Compensation (ASC 718). The assumptions used to calculate the grant date fair value of stock awards are set forth under Note 8 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 11, 2022. The fair values of RSUs granted in 2019, 2020 and 2021 are based on the Company’s closing market price per share on the grant date, which was $81.05 for all 2019 grants, $102.90 for all 2020 grants, and $117.63 for all 2021 grants (other than Dr. Onyia’s new hire grant, for which it was $84.74).

(5)	Includes all other compensation as described in the table below.

All Other Compensation Table

Name	Year	401(k) Employer Match	Insurance Premiums (1)	Total Other
Kevin C. Gorman, Ph.D.	2019	$16,800	$41,430	$58,230
	2020	$17,100	$46,211	$63,311
	2021	$17,100	$37,944	$55,044

Matthew C. Abernethy	2019	$16,800	$25,370	$42,170
	2020	$17,100	$27,921	$45,021
	2021	$17,100	$35,903	$53,003

Eric Benevich.	2019	$16,800	$28,747	$45,547
	2020	$16,800	$32,174	$48,974
	2021	$16,800	$39,339	$56,139

Jude Onyia, Ph.D.	2021	$—	$2,949	$2,949

Eiry W. Roberts, M.D.	2019	$16,800	$35,089	$51,889
	2020	$17,100	$38,973	$56,073
	2021	$17,100	$31,549	$48,649

(1)	The amounts in this column represent the costs for medical insurance for Company-wide plans, as well as disability insurance premiums and related tax gross-up amounts.

Grants of Plan-Based Awards During the Fiscal Year Ended December 31, 2021

The following table sets forth certain information regarding plan based awards granted by the Company during the year ended December 31, 2021 to the NEOs below:

			Estimated Future Payouts Under PRSU Awards (1)
Name	Grant Date		Minimum (#)	Target (#)	Upside (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Sh)(2)	Grant Date Fair Value (3)
Kevin C. Gorman, Ph.D.	2/8/2021						17,269		$—	$2,031,353
	2/8/2021	(1)	27,896	37,193	—	46,491			$—	$4,375,013
	2/8/2021							113,863	$117.63	$6,093,752

Matthew C. Abernethy.	2/8/2021						7,439		$—	$875,050
	2/8/2021	(1)	8,502	12,752	—	17,003			$—	$1,500,018
	2/8/2021							49,049	$117.63	$2,625,019

Eric Benevich.	2/8/2021						7,439		$—	$875,050
	2/8/2021	(1)	8,502	12,752	—	17,003			$—	$1,500,018
	2/8/2021							49,049	$117.63	$2,625,019

Jude Onyia, Ph.D.	11/29/2021						17,702		$—	$1,500,068
	11/29/2021	(1)(4)	7,868	11,801	—	15,735			$—	$1,000,017
	11/29/2021	(4)	4,131	5,901	7,082	9,442			$—	$500,051
	11/29/2021							120,169	$84.74	$4,500,035

Eiry W. Roberts, M.D.	2/8/2021						7,439		$—	$875,050
	2/8/2021		12,752	17,003	—	21,254			$—	$2,000,063
	2/8/2021							49,049	$117.63	$2,625,019

(1)

Represents the number of shares that may be earned under the PRSUs granted to NEOs in 2021 under the Company’s 2020 Plan. The PRSUs will vest on the date, or dates, that the Committee determines achievement of two underlying performance goals, each of which must occur before March 31, 2023. Such goals relate to specific metrics related to the advancement of certain clinical programs which we believe will drive stockholder value within the 27-month performance period commencing on January 1, 2021 and ending on March 31, 2023. The actual number of units subject to the PRSUs will be determined based on the level of achievement of such goals, with minimum, target and maximum levels specified.

(2)

All options, RSUs and PRSUs were granted and approved on the same date with option awards having an exercise price equal to the closing market price of the Company’s common stock on the date of grant. All option awards are time-based awards, which vest monthly, on a pro-rata basis, over four years and have an option term of ten years. These restricted stock units vest annually, on a pro-rata basis, over a four-year period.

(3)

Reflects the grant date per share Black-Scholes value of $53.52 for option awards and the grant date per share value of $117.63 for RSUs, each granted on February 8, 2021 (other than with respect to Dr. Onyia’s new hire equity awards) which was calculated in accordance with ASC 718. The grant date per share Black-Scholes value for Dr. Onyia’s new hire option awards and restricted stock units was $37.45 and $84.74, respectively.

(4)

Represents additional PRSU grants made to Dr. Onyia, which grant was made on November 29, 2021 and was made to align with the PRSU grant that was made to the other executive officers in February 2021 and February 2020. The performance criteria for such 2021 grant remains the same as outlined in (1) above. The performance criteria for such 2020 grant remains the same as the February 2020 PRSU grant in that such PRSUs vest upon: achievement of two underlying performance goals, each of which must occur before December 31, 2022. Such goals relate to specific metrics related to (i) the commercialization of INGREZZA and (ii) the advancement and enhancement of our product candidate pipeline, each within the three-year performance period commencing on January 1, 2020 and ending on December 31, 2022. The actual number of units subject to the PRSUs will be determined based on level of achievement of such goals, with minimum, target, upside and maximum levels specified.

Agreements with Named Executive Officers

Kevin C. Gorman, Ph.D. has an employment contract that provides that: (i) Dr. Gorman will serve as the Company’s Executive Vice President and Chief Operating Officer commencing on August 1, 2007 at an initial annual salary of $400,000, subject to annual adjustment by the Board of Directors (subsequent to entering into the employment contract, Dr. Gorman became Chief Executive Officer and his annual base salary for 2021 is $825,000); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Dr. Gorman is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) each year starting in 2007 and continuing for the term of the agreement, Dr. Gorman will be eligible to receive equity awards with the number of shares, vesting terms, and exercise price as shall be determined by the Board of Directors.

Matthew C. Abernethy has an employment contract that provides that: (i) Mr. Abernethy will be entitled to receive an initial base salary of $420,000 per year, which was his base salary for 2018, subject to future adjustments (Mr. Abernethy’s annual base salary for 2021 is $588,800); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Mr. Abernethy is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) Mr. Abernethy is eligible to receive equity awards with the number of shares, vesting terms, and exercise price as shall be determined by the Board of Directors; (v) Mr. Abernethy received a one-time cash inducement advance in the amount of $180,000, which was deemed earned in 2020 as Mr. Abernethy completed two full years of employment with the Company; and (vi) Mr. Abernethy received relocation benefits, including a one-time cash relocation advance in the amount of $140,000.

Eric Benevich has an employment contract that provides that: (i) Mr. Benevich will serve as the Company’s Chief Commercial Officer commencing on May 26, 2015 at an initial annual salary of $365,000, subject to annual adjustment by the Board of Directors (Mr. Benevich’s annual base salary for 2021 is $534,900); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Mr. Benevich is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; and (iv) Mr. Benevich is eligible to receive stock option awards with the equity awards with the number of shares, vesting terms, and exercise price as shall be determined by the Board of Directors.

Jude Onyia, Ph.D. has an employment contract that provides that: (i) Dr. Onyia will serve as the Company’s Chief Scientific Officer commencing on November 29,2021 at an initial annual salary of $575,000, subject to annual adjustment by the Board of Directors; (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Dr. Onyia is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) Dr. Onyia is eligible to receive stock option awards with the equity awards with the number of shares, vesting terms, and exercise price as shall be determined by the Board of Directors; and (v) Dr. Onyia received a one-time cash inducement advance in the amount of $175,000, which will be deemed earned when Dr. Onyia completes two full years of employment with the Company

Eiry W. Roberts, M.D. has an employment contract that provides that: (i) Dr. Roberts will serve as the Company’s Chief Medical Officer commencing on January 8, 2018 at an initial annual salary of $520,000, subject to annual adjustment by the Board of Directors (Dr. Roberts’ annual base salary for 2021 is $604,700); (ii) the agreement terminates upon death, disability, termination by the Company with or without cause, constructive termination or voluntary resignation; (iii) Dr. Roberts is eligible for a discretionary annual bonus as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) Dr. Roberts is eligible to receive stock option awards with the equity awards with the number of shares, vesting terms, and exercise price as shall be determined by the Board of Directors; (v) Dr. Roberts received a one-time cash inducement advance in the amount of $225,000, which was deemed earned in early 2021 when Dr. Roberts completed two full years of employment with the Company; and (vi) Dr. Roberts received relocation benefits, including a one-time cash relocation advance in the amount of $220,000.

Outstanding Equity Awards at Fiscal Year-End. The following table sets forth the outstanding equity awards held by the NEOs at December 31, 2021.

	Option Awards							Stock Awards
Name	Award Grant and Commencement of Vesting Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin C. Gorman, Ph.D.	1/16/2014	167,858	—	—	$19.59	1/16/2024	(2)	—		—	—
	2/3/2015	146,105	—	—	$32.99	2/3/2025	(2)	—		—	—
	2/5/2016	109,100	—	—	$35.99	2/5/2026	(2)	—		—	—
	2/6/2017	207,400	—	—	$43.24	2/6/2027	(2)	—		—	—
	2/5/2018	99,858	4,342	—	$81.49	2/5/2028	(2)	4,600	(3)	391,782	—
	2/7/2019	94,453	38,892	—	$81.05	2/7/2029	(2)	12,339	(3)	1,050,913	—
	2/6/2020	66,778	78,920	—	$102.90	2/6/2030	(2)	46,467	(4)	1,474,378	2,483,217
	2/8/2021	23,721	90,142	—	$117.63	2/8/2031	(2)	54,462	(5)	1,470,801	3,167,728

Matthew C. Abernethy	12/1/2017	45,000	—	—	$73.60	12/1/2027	(1)	—		—	—
	2/7/2019	59,033	24,308	—	$81.05	2/7/2029	(2)	7,712	(3)	656,831	—
	2/6/2020	28,117	33,230	—	$102.90	2/6/2030	(2)	21,869	(4)	620,889	1,241,693
	2/8/2021	10,219	38,830	—	$117.63	2/8/2031	(2)	20,191	(5)	633,580	1,086,088

Eric Benevich.	6/1/2015	56,223	—	—	$41.78	6/1/2025	(1)
	2/5/2016	20,605	—	—	$35.99	2/5/2026	(2)	—		—	—
	2/6/2017	76,800	—	—	$43.24	2/6/2027	(2)	—		—	—
	2/5/2018	33,302	1,448	—	$81.49	2/5/2028	(2)	1,538	(3)	130,991	—
	2/7/2019	59,033	24,308	—	$81.05	2/7/2029	(2)	7,712	(3)	656,831	—
	2/6/2020	28,117	33,230	—	$102.90	2/6/2030	(2)	26,728	(4)	620,889	1,655,534
	2/8/2021	10,219	38,830	—	$117.63	2/8/2031	(2)	20,191	(5)	633,580	1,086,088

Jude Onyia, Ph.D.	11/29/2021	—	120,169	—	$84.74	11/29/2031	(2)	35,404	(6)	1,507,679	1,507,679

Eiry W. Roberts, M.D	1/8/2018	63,542	1,458	—	$77.81	1/8/2028	(1)	5,000	(3)	425,850	—
	2/7/2019	47,227	19,446	—	$81.05	2/7/2029	(2)	6,170	(3)	525,499	—
	2/6/2020	24,602	29,076	—	$102.90	2/6/2030	(2)	20,957	(4)	543,214	1,241,693
	2/8/2021	10,219	38,830	—	$117.63	2/8/2031	(2)	24,442	(5)	633,580	1,448,146

(1)	Vests monthly over four years, subject to an initial one-year “cliff.”
(2)	Vests monthly over four years.
(3)	Vests annually over four years.
(4)

Consists of 29,156 PRSUs for Dr. Gorman, 19,438 for Mr. Benevich, and 14,579 each for Mr. Abernethy and Dr. Roberts. Represents the number of shares that may be earned under the PRSUs granted to NEOs in 2020 under the Company’s 2011 Plan. The PRSUs vest upon achievement of two underlying performance goals, each of which must occur before December 31, 2022 (the 2020 PRSU Performance Goals). The 2020 PRSU Performance Goals relate to specific metrics related to (i) the commercialization of INGREZZA and (ii) the advancement and enhancement of our product candidate pipeline, each within the three-year performance period commencing on January 1, 2020 and ending on December 31, 2022. The actual number of units subject to the PRSUs will be determined based on the level of achievement of such goals, with minimum, target, upside and maximum levels specified. Additionally, Dr. Gorman held 17,311 RSUs, Dr. Roberts held 6,378 RSUs and each of Mr. Abernethy and Mr. Benevich held 7,290 RSUs. These RSUs are time-based and vest annually, on a pro-rata basis over four years.

(5)

Consists of 37,193 PRSUs for Dr. Gorman, 17,003 for Dr. Roberts, and 12,752 each for Mr. Benevich and Mr. Abernethy. Represents the number of shares that may be earned under the PRSUs granted to NEOs in 2021 under the Company’s 2020 Plan. The PRSUs will vest on the date, or dates, that the Committee determines achievement of two underlying performance goals, each of which must occur before March 31, 2023 (the 2021 PRSU Performance Goals). The 2021 PRSU Performance Goals relate to specific metrics related to the advancement of certain clinical programs which we believe will drive stockholder value within the 27-month performance period commencing on January 1, 2021 and ending on March 31, 2023. The actual number of units subject to the PRSUs will be determined based on the level of achievement of such goals, with minimum, target and maximum levels specified. Additionally, Dr. Gorman held 17,269 RSUs and each of Mr. Abernethy, Mr. Benevich and Dr. Roberts held 7,439 RSUs. These RSUs are time-based and vest annually, on a pro-rata basis over four years.

(6)

Consists of 17,702 PRSUs for Dr. Onyia received upon hire to align him with the PRSU grants made to the other executive officers in both January 2020 and 2021: 5,901 of which will vest in accordance with the 2020 PRSU Performance Goals set forth in the 2020 PRSU grants made to the Company’s executive officers and 11,801 of which will vest in accordance with the 2021 PRSU Performance Goals set forth in the 2021 PRSU grants made to the Company’s executive officers. The actual number of units subject to the PRSUs will be determined based on the level of achievement of such goals, with minimum, target, upside and maximum levels specified (as applicable). Additionally, Dr. Onyia held 17,702 RSUs. These RSUs are time-based and vest annually, on a pro-rata basis over four years.

Option Exercises and Stock Vested During the Year. The following table sets forth the options exercised and stock awards that vested during fiscal 2021 along with their respective values at December 31, 2021 for the NEOs:

Option Exercises and Stock Vested Table

	Option Awards (1)		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)
Kevin C. Gorman, Ph.D.	308,250	$31,306,080	24,789	$2,909,077
Matthew C. Abernethy	—	$—	9,410	$991,774
Eric Benevich.	3,777	$295,525	10,473	$1,229,648
Jude Onyia, Ph.D.	—	$—	—	$—
Eiry W. Roberts, M.D.	—	$—	10,211	$1,173,320

(1)	Information relates to stock option exercises during 2021.
(2)	Information relates to RSUs that vested during 2021.
(3)

Calculated by multiplying the number of shares acquired upon exercise of stock options by the difference between the exercise price and the market price of the Company’s common stock at the time of exercise.

(4)	Calculated by multiplying the number of shares acquired upon vesting of RSUs by the average price of shares sold for purposes of satisfying federal and state income tax liabilities.

Potential Payments Upon Termination or Change-in-Control. The following tables set forth the potential severance benefits payable to the NEOs in the event of a termination prior to or following a change in control, assuming such event occurred on December 31, 2021:

Potential Payment Upon Termination Table*

Name	Salary (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total
Kevin C. Gorman, Ph.D.	$1,031,250	$1,031,250	$99,158	$3,337,128	$47,430	$5,546,216
Matthew C. Abernethy	$588,800	$294,400	$70,770	$779,550	$35,904	$1,769,424
Eric Benevich.	$534,900	$267,450	$64,290	$915,870	$39,348	$1,821,858
Jude Onyia, Ph.D.	$575,000	$287,500	$5,532	$390,873	$35,388	$1,294,293
Eiry W. Roberts, M.D.	$604,700	$302,350	$60,667	$1,107,405	$31,560	$2,106,682

*	Reflects a termination without cause or due to a constructive termination, or deemed termination, prior to a change in control.
(1)	Based on salary as of December 31, 2021.
(2)	Based on bonus targets established by the Board of Directors for 2021.
(3)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2021.
(4)

The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and RSUs as of December 31, 2021 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $85.17.

(5)	Medical is comprised primarily of health insurance premiums for the period specified in each executive officer’s employment contract.

Potential Payment Upon Change-in-Control Table*

Name	Severance (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total (6)
Kevin C. Gorman, Ph.D.	$1,650,000	$1,650,000	$99,158	$10,215,032	$75,888	$13,690,078
Matthew C. Abernethy	$883,200	$441,600	$70,770	$4,339,231	$53,856	$5,788,657
Eric Benevich.	$802,350	$401,175	$64,290	$4,889,392	$59,022	$6,216,229
Jude Onyia, Ph.D..	$862,500	$431,250	$5,532	$3,067,031	$53,082	$4,419,395
Eiry W. Roberts, M.D.	$907,050	$453,525	$60,667	$4,908,831	$47,340	$6,377,413

*	Reflects benefits to be provided upon a termination without cause, or due to a constructive termination, within a specified time following a change-in-control.
(1)	Based on salary as of December 31, 2021.
(2)	Based on bonus targets established by the Board of Directors for 2021.
(3)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2021.
(4)

The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and RSUs as of December 31, 2021 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $85.17. See the discussion that follows these tables for a description of the applicable vesting provisions.

(5)	Medical is comprised primarily of health insurance premiums for the period specified in each executive officer’s employment contract.
(6)

The totals shown here do not take into account the application of any “best-after-tax” provision that may apply if an executive officer’s payments would otherwise be subject to the excise tax provisions of Section 280G of the Internal Revenue Code.

Potential Payment Upon Termination by Disability Table*

Name	Salary (1)	Bonus (2)	Accrued Compensation (3)	Stock Awards (4)	Medical (5)	Total
Kevin C. Gorman, Ph.D.	$1,031,250	$1,031,250	$99,158	$3,337,128	$47,430	$5,546,216
Matthew C. Abernethy	$588,800	$294,400	$70,770	$779,550	$35,904	$1,769,424
Eric Benevich.	$534,900	$267,450	$64,290	$915,870	$39,348	$1,821,858
Jude Onyia, Ph.D.	$575,000	$287,500	$5,532	$390,873	$35,388	$1,294,293
Eiry W. Roberts, M.D.	$604,700	$302,350	$60,667	$1,107,405	$31,560	$2,106,682

*	Reflects a termination due to disability.
(1)	Based on salary as of December 31, 2021.
(2)	Based on bonus targets established by the Board of Directors for 2021.
(3)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2021.
(4)

The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and RSUs as of December 31, 2021 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $85.17.

(5)	Medical is comprised primarily of health insurance premiums for the period specified in each executive officer’s employment contract.

Potential Payment Upon Termination by Death Table*

Name	Bonus (1)	Accrued Compensation (2)	Stock Awards (3)	Total
Kevin C. Gorman, Ph.D.	$825,000	$99,158	$3,337,128	$4,261,286
Matthew C. Abernethy	$294,400	$70,770	$779,550	$1,144,720
Eric Benevich.	$267,450	$64,290	$915,870	$1,247,610
Jude Onyia, Ph.D.	$287,500	$5,532	$390,873	$683,905
Eiry W. Roberts, M.D.	$302,350	$60,667	$1,107,405	$1,470,422

*	Reflects a termination due to death.
(1)	Based on bonus targets established by the Board of Directors for 2021.
(2)	Accrued compensation is comprised of vacation pay earned and unpaid as of December 31, 2021.
(3)

The amounts in this column represent the intrinsic value of ‘in-the money’ unvested options and RSUs as of December 31, 2021 that would vest in accordance with the executive officers’ employment agreements. Values were derived using the closing price of the Company’s common stock on December 31, 2021 of $85.17.

The following is a description of the arrangements under which the NEOs may be entitled to potential payments upon a termination without cause or resignation due to a constructive termination (including following a change-in-control) or upon disability or death. Resignation due to constructive termination may include an executive’s resignation following one or more of the following material adverse changes in the nature of such executive’s employment, as specified in the agreement, which is not cured following notification:

•	a significant reduction in the executive or the executive supervisor’s duties or responsibilities,

•	a material reduction in base salary,

•	material relocation, or

•	material breach of the executive’s employment agreement.

Dr. Gorman is entitled to 1.25 times the amount of his annual base salary and target annual bonus to be paid equally over 15 months, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change in control, Dr. Gorman is entitled to 2 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 24 months following termination. In addition, the Company has agreed to reimburse Dr. Gorman for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination in connection with a change in control if the total payment exceeds 2.99 times his base amount by more than 15%. In the event of termination due to disability, Dr. Gorman is entitled to 15 months of base salary paid semi-monthly over 15 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Gorman in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 15 months following termination. In the event of a termination due to Dr. Gorman’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 15 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Gorman in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Mr. Abernethy is entitled to 1.0 times the amount of his annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change in control, Mr. Abernethy is entitled to 1.5 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination; provided, however, in the event such payment to Mr. Abernethy after a change in control is subject to a “best-after-tax” provision. The best-after-tax provision provides that if the change in control payment due to Mr. Abernethy would be subject to the excise tax provisions of Section 280G of the Internal Revenue Code, the Company may reduce the change in control payments to Mr. Abernethy if, after all applicable taxes, the final payments would be larger than if the change in control payments were not reduced and therefor subject to an excise tax. In the event of termination due to disability, Mr. Abernethy is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Abernethy in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Mr. Abernethy’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Abernethy in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Mr. Benevich is entitled to 1.0 times the amount of his annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change in control, Mr. Benevich is entitled to 1.5 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination; provided, however, in the event such payment to Mr. Benevich after a change in control is subject to a “best-after-tax” provision. The best-after-tax provision provides that if the change in control payment due to Mr. Benevich would be subject to the excise tax provisions of Section 280G of the Internal Revenue Code, the Company may reduce the change in control payments to Mr. Benevich if, after all applicable taxes, the final payments would be larger than if the change in control payments were not reduced and therefor subject to an excise tax. In the event of termination due to disability, Mr. Benevich is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Benevich in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Mr. Benevich’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Mr. Benevich in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Dr. Onyia is entitled to 1.0 times the amount of his annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates his employment without cause, or he resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change in control, Dr. Onyia is entitled to 1.5 times the amount of his annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination; provided, however, in the event such payment to Dr. Onyia after a change in control is subject to a “best-after-tax” provision. The best-after-tax provision provides that if the change in control payment due to Dr. Onyia would be subject to the excise tax provisions of Section 280G of the Internal Revenue Code, the Company may reduce the change in control payments to Dr. Onyia if, after all applicable taxes, the final payments would be larger than if the change in control payments were not reduced and therefor subject to an excise tax. In the event of termination due to disability, Dr. Onyia is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Onyia in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Dr. Onyia’s death, his beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to his target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Onyia in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

Dr. Roberts is entitled to 1.0 times the amount of her annual base salary and target annual bonus to be paid equally over 12 months, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination in the event that the Company terminates her employment without cause, or she resigns due to a constructive termination. In the event of such termination within six months after the consummation of a change in control, Dr. Roberts is entitled to 1.5 times the amount of her annual base salary and annual target bonus to be paid in one lump sum, a cash amount equal to the value of all unvested stock awards and all vested and outstanding stock awards, and payment of COBRA benefits to continue then-current coverage for a period of 18 months following termination; provided, however, in the event such payment to Dr. Roberts after a change in control is subject to a “best-after-tax” provision. The best-after-tax provision provides that if the change in control payment due to Dr. Roberts would be subject to the excise tax provisions of Section 280G of the Internal Revenue Code, the Company may reduce the change in control payments to Dr. Roberts if, after all applicable taxes, the final payments would be larger than if the change in control payments were not reduced and therefor subject to an excise tax. In the event of termination due to disability, Dr. Roberts is entitled to 12 months of base salary paid semi-monthly over 12 months, a lump sum amount equal to her target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Roberts in the fiscal year and the denominator of which is 12, an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, and payment of COBRA benefits to continue then-current coverage for a period of 12 months following termination. In the event of a termination due to Dr. Roberts’s death, her beneficiaries or estate, would be entitled to an acceleration of unvested shares that would have vested over the 12 continuous months after the date of termination, a lump sum amount equal to her target annual bonus multiplied by a fraction the numerator of which is the number of full months of employment by Dr. Roberts in the fiscal year and the denominator of which is 12 and any accrued and unpaid compensation on the date of termination.

CEO PAY RATIO

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO, Kevin C. Gorman, Ph.D. (“CEO Pay Ratio”). To identify our median employee, we used the following methodology:

•	To determine our total population of employees, we included all full-time and part-time as of December 31, 2021.

•

To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s fiscal 2021 base salary (using a reasonable estimate of the hours worked and overtime actually paid during fiscal 2021 for hourly employees and actual salary paid for our remaining employees) and bonuses attributable to fiscal 2021 performance and the grant date fair value of equity awards granted in fiscal 2021 using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table.

•	In making this determination, we annualized the base salary and target bonus compensation of employees who were employed by us for less than the entire fiscal year.

For fiscal 2021, the median of the annual total compensation of our employees (other than our CEO) was $276,598 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $14,081,412. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 51 to 1.

The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures. Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

In addition to the information above, in order to reflect our employee compensation practices, we have also calculated the annual base salary of our median employee while taking only annual base salary into account, as well as the ratio of the base salary of our CEO as compared to the annual base salary of such median employee. In calculating the annual base salary of our median employee, we used the applicable methodology listed above. For fiscal 2020, the median of the annual base salary of our employees (other than our CEO) was $151,162, and the annual base salary of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $825,000. Based on this information, the ratio of the annual base salary of our CEO to the median of the annual base salary of all employees (other than the CEO) was approximately 5 to 1. Neither the Compensation Committee nor our management used this ratio to make compensation decisions.

DIRECTORS COMPENSATION SUMMARY

Non-Employee Director Compensation Philosophy

Our non-employee director compensation philosophy is based on the following guiding principles:

•	Aligning the long-term interests of stockholders and directors; and

•	Compensating directors appropriately and adequately for their time, effort and experience.

The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending Board or committee meetings. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity. The equity compensation has historically taken the form of stock options, which we believe motivates the non-employee directors to help us achieve our business objectives by tying incentives to the appreciation of our common stock over the long term.

The Board and the Company’s stockholders have approved certain annual limits on compensation to be paid to the Company’s non-employee directors. Our 2020 Equity Incentive Plan provides that the aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of the annual stockholders meeting for a particular year and ending on the date of the annual stockholders meeting for the next subsequent year (such period, the “annual period”), including awards granted under our 2020 Equity Incentive Plan and cash fees paid to such non-employee director, will not exceed $1,250,000 in total value. In addition, the aggregate value of any equity award(s) granted by us to any individual for service as a non-employee director upon or in connection with his or her initial election or appointment to the Board of Directors will not exceed $2,000,000 in total value (such that the aggregate compensation granted or paid by us to any individual for service as a non-employee director with respect to an annual period in which such individual is first appointed or elected to the Board of Directors will not exceed $3,250,000 in total value). For purposes of these limitations, the value of any equity awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

Our Compensation Committee regularly assesses, on at least an annual basis, our non-employee director compensation program in consultation with its independent compensation consultant, who provides analysis and input on prevailing market practices, and recommends any changes to the program to our Board, who ultimately approves non-employee director compensation. On at least an annual basis, qualified experts in the field of non-employee director compensation also deliver a presentation to the Compensation Committee about recent developments and best practices related to non-employee director compensation.

The 2021 compensation for the Company’s non-employee directors was recommended by the Compensation Committee to the Board following the review of a report from Aon, its independent compensation consultant during 2021, which contained an analysis of prevailing market practices regarding levels and types of non-employee director compensation, including the non-employee director compensation practices of our peer group, which is described in the “Compensation Discussion and Analysis” section of this proxy statement, and a comparative assessment of our non-employee director compensation to such peers and market practices. In 2020, the Compensation Committee also received a presentation from Aon about recent developments and best practices related to non-employee directors to inform its analysis of, and recommendations regarding, non-employee director compensation.

In formulating its recommendations to the Board for 2021, the Compensation Committee did not engage in benchmarking or targeting compensation to a specific level of the peer group data provided by Aon, but rather used the peer data as a reference point in making non-employee director compensation recommendations. The Compensation Committee determined that the equity awards granted to non-employee directors should consist of stock options rather than time-vesting RSU grants. It is the Compensation Committee’s view that stock options are inherently performance oriented and align the interests of the non-employee directors with those of our stockholders, as the non-employee director realizes no value from stock options unless and until the Company’s stock price increases. Ultimately, the Board set 2021 non-employee director compensation in the forms and amounts it determined to be appropriate using its professional experience and judgment, after careful review of the Aon analysis and the Compensation Committee’s recommendations. Our director compensation for fiscal 2021 is described below.

Non-Employee Director Compensation for Fiscal 2021

For 2021, directors who are not employees of the Company earned a $60,000 annual cash retainer. The Company provided the Chair of the Board, William H. Rastetter, an additional $35,000, making his total annual cash retainer $95,000. In addition to the cash compensation set forth above, the Chair of the Audit Committee earned an additional $25,000 annual cash retainer, the Chair of the Compensation Committee earned an additional $20,000 annual cash retainer, and the Chair of the Nominating/Corporate Governance Committee earned an additional $15,000 annual cash retainer. Each other director who was a member of the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee earned an additional annual cash retainer of $12,000, $12,000, and $7,500, respectively, for each Committee on which she or he served.

Additionally, for 2021, each non-employee director received a grant of a nonstatutory stock option to purchase 8,833 shares of the Company’s common stock, representing an approximate value of $400,000 on the date of the 2021 Annual Meeting of Stockholders. The options granted to non-employee directors have exercise prices equal to the closing price of the Company’s common stock on the date of the grant, are subject to a ten-year term and vest monthly over the one-year period following the date of grant. Non-employee directors are reimbursed for expenses incurred in connection with performing their duties as directors of the Company.

Upon her appointment to the board in April 2021, Johanna Mercier received a grant of a nonstatutory stock option to purchase 17,180 shares of the Company’s common stock, representing an approximate value of $800,000. Such option had an exercise price equal to the closing price of the Company’s common stock on the date of grant, a ten-year maximum term and vests monthly over the three-year period following the date of grant.

The following table sets forth the compensation earned for the fiscal year ended December 31, 2021 by the directors of the Company named below:

Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
Kevin C. Gorman, Ph.D. (3)	$—	$—	$—
William H. Rastetter, Ph.D. (4)	$95,000	$400,003	$495,003
Gary A. Lyons (5)	$60,000	$400,003	$460,003
Johanna Mercier (6)	$48,000	$1,200,026	$1,248,026
George J. Morrow (7)	$79,500	$400,003	$479,503
Leslie V. Norwalk (8)	$75,000	$400,003	$475,003
Richard F. Pops (9)	$92,000	$400,003	$492,003
Shalini Sharp (10)	$88,464	$400,003	$488,467
Stephen A. Sherwin, M.D. (11)	$88,036	$400,003	$488,039

(1)	Amounts in this column reflect compensation earned in 2021.
(2)

The amounts shown represent the full grant date fair value of option awards granted in 2020 as determined pursuant to ASC 718. The assumptions used to calculate the value of such awards are set forth under Note 8 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The grant date fair values of all option awards are based on a per share Black-Scholes value of $45.28 (other than Ms. Mercier’s initial grant, for which it was $46.57).

(3)

During 2021, Dr. Gorman was an employee of the Company, and as such, did not receive any compensation for service on the Board of Directors. As of December 31, 2021, Dr. Gorman had outstanding options to purchase 1,127,569 shares of common stock, and 117,868 outstanding RSUs and PRSUs.

(4)	As of December 31, 2021, Dr. Rastetter had outstanding options to purchase 168,851 shares of common stock.
(5)	As of December 31, 2021, Mr. Lyons had outstanding options to purchase 137,351 shares of common stock.
(6)	Ms. Mercier was appointed to the board in April 2021. As of December 31, 2021, Ms. Mercier had outstanding options to purchase 26,013 shares of common stock.
(7)	As of December 31, 2021, Mr. Morrow had outstanding options to purchase 107,351 shares of common stock.
(8)	As of December 31, 2021, Ms. Norwalk had outstanding options to purchase 29,851 shares of common stock.
(9)	As of December 31, 2021, Mr. Pops had outstanding options to purchase 137,351 shares of common stock.
(10)	As of December 31, 2021, Ms. Sharp had outstanding options to purchase 23,833 shares of common stock.
(11)	As of December 31, 2021, Dr. Sherwin had outstanding options to purchase 137,351 shares of common stock.

Board Equity Ownership Guidelines

The Board of Directors has adopted equity ownership guidelines for our non-employee directors, which are designed to further align the interests of the non-employee directors with those of our stockholders by ensuring that our non-employee directors have a significant financial stake in the Company’s long-term success. The equity ownership guidelines establish a minimum equity ownership equal to three times the cash retainer paid to the non-employee director, with such values determined based on the value of our common stock owned by such persons as of certain measurement dates. All shares directly or beneficially owned by the non-employee director, including the net exercisable value of outstanding vested stock options (where the market price of our common stock exceeds the strike price of such option) are included in determining the value of equity owned under our equity ownership guidelines. New non-employee directors are granted a five-year period to reach the equity ownership requirements set forth in the guidelines and are expected to make annual progress toward the equity ownership requirements during this five-year period. When a non-employee director does not meet the equity ownership requirements set forth in the guidelines, he/she is restricted from selling any held shares until such requirements are met. Additionally, should non-employee director who does not meet the equity ownership requirements choose to exercise a stock option or vest in any RSUs, he or she is required to retain all shares acquired through those transactions, aside from any shares necessary to fulfill such transaction related tax obligations, until full compliance with the equity ownership guidelines is attained.

Annual compliance with the equity ownership guidelines is assessed during the first quarter of each year. As of March 15, 2022, each of our non-employee directors was in compliance with the equity ownership guidelines.

Additional Information

Executive officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among any of the directors, executive officers or key employees of the Company. None of our directors or executive officers has been involved in any of the legal proceedings specified in Item 401(f) of Regulation S-K in the past 10 years.

RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

In accordance with the Company’s Audit Committee Charter, the Company’s Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions. In connection with its review, approval or ratification of related person transactions, the Company’s Audit Committee takes into account all relevant available facts and circumstances in determining whether such transaction is in the best interests of the Company and its stockholders. Any transaction that would disqualify a director from meeting the “independent director” standard as defined under the Nasdaq Stock Market rules requires review by the Company’s Audit Committee prior to entering into such transaction. For all other related person transactions, the Company reviews all agreements and payments for related person transactions and based on this review, a report is made to the Company’s Audit Committee quarterly disclosing all related person transactions during that quarter, if any. All related person transactions shall be disclosed in the Company’s applicable filings with the SEC as required under SEC rules.

There were no related person transactions during fiscal 2021.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, as well as certain brokers, household proxy materials, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If you hold registered shares, you may direct your written request to the Company’s Corporate Secretary at 12780 El Camino Real, San Diego, California 92130 or contact the Company’s Corporate Secretary at 858-617-7600.

Advance Notice Procedures. To be considered for inclusion in next year’s proxy materials, a stockholder must submit his, her or its proposal or director nomination in writing by December 6, 2022 which is the date that is 120 days prior to the first anniversary of the mailing date of this proxy statement, to the Company’s Corporate Secretary at 12780 El Camino Real, San Diego, California 92130. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement. Stockholders are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements and the additional requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2023.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and other materials we are sending you or that are available on our website in connection with the Annual Meeting contain “forward-looking statements” as defined under federal securities laws. Many of these statements can be identified by the use of terminology such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates,” “potential,” “opportunity” or the negative versions of these terms and other similar expressions. These forward-looking statements may be found in the sections of this proxy statement titled “Proxy Overview,” “Compensation Discussion and Analysis,” and other sections of this proxy statement. These forward-looking statements are based on our current expectations and assumptions, and are subject to risks and uncertainties that could cause our actual results or experience and the timing of events to differ significantly from the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 11, 2022 under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Annual Report. You should carefully consider that information before voting.

You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

Appendix A

NEUROCRINE BIOSCIENCES, INC.

2020 EQUITY INCENTIVE PLAN

ADOPTED BY THE COMPENSATION COMMITTEE: MARCH 16, 2020

APPROVED BY THE STOCKHOLDERS: MAY 19, 2020

AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE: MARCH 14, 2022

APPROVED BY THE STOCKHOLDERS:                 , 2022

TERMINATION DATE: MARCH 15, 2030

A-i

1. GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is the successor to and continuation of the Prior Plan. As of the day immediately following the Effective Date: (i) no additional awards may be granted under the Prior Plan; (ii) the Prior Plan’s Available Reserve, plus any Prior Plan’s Returning Shares (as such shares become available from time to time), will become available for issuance pursuant to Awards granted under this Plan; and (iii) all Prior Plan Awards will remain subject to the terms of the Prior Plan (except that any Prior Plan’s Returning Shares will become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.

(b) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(d) Adoption Date. The Plan will come into existence on the Adoption Date. No Award may be granted under the Plan prior to the Adoption Date. Any Award granted prior to the Effective Date is contingent upon timely receipt of stockholder approval to the extent required under applicable tax, securities and regulatory rules, and satisfaction of any other compliance requirements.

2. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 2(a)(iii), any adjustment in accordance with Section 2(b), and any adjustment as necessary to implement any Capitalization Adjustment, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of: (i) the Prior Plan’s Available Reserve; (ii) an additional 3,300,000 shares that were approved at the Annual Meeting in 2020; (iii) an additional 5,900,000 shares that were approved at the Annual Meeting in 2022; and (iv) the number of Prior Plan’s Returning Shares, if any, as such shares become available from time to time.

(ii) Subject to Section 2(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; (B) one share for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan prior to May 18, 2022; and (C) 2.13 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after May 18, 2022.

(iii) Subject to Section 2(b), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one share for each Prior Plan’s Returning Share or 2020 Plan Returning Share (as defined in Section 2(b)(iii)(1)) subject to an Appreciation Award; (B) one share for each Prior Plan’s Returning Share or 2020 Plan Returning Share subject to a Full Value Award that returns to the Plan prior to May 18, 2022; and (C) 2.13 shares for each Prior Plan’s Returning Share or 2020 Plan Returning Share subject to a Full Value Award that returns to the Plan on or after May 18, 2022.

(b) Share Reserve Operation.

(i) Limit Applies to Shares Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii) Actions that Will Not Constitute Issuance of Shares and Will Not Reduce Share Reserve. The following actions will not result in an issuance of shares of Common Stock under the Plan and accordingly will not reduce the number of shares of Common Stock subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; and (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than shares of Common Stock).

(iii) Reversion of Shares to the Share Reserve.

(1) Shares Available for Subsequent Issuance. If any shares of Common Stock issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, then such shares will revert to the Share Reserve and become available again for issuance under the Plan (such shares, the “2020 Plan Returning Shares”).

(2) Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (i) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award or a Prior Plan Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Award or a Prior Plan Award; (iii) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an Award or a Prior Plan Award; and (iv) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under the Prior Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.

3. ELIGIBILITY AND LIMITATIONS.

(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b) Specific Award Limitations.

(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (1) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (2) such Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because such Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustment as necessary to implement any Capitalization Adjustment, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 23,900,000 shares.

(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Annual Meeting for a particular year and ending on the date of the Annual Meeting for the next subsequent year (the “Annual Period”), including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed $1,250,000 in total value. In addition, the aggregate value of any equity award(s) granted under the Plan or otherwise by the Company to any individual for service as a Non-Employee Director upon or in connection with his or her initial election or appointment to the Board will not exceed $2,000,000 in total value; for the avoidance of doubt, the aggregate compensation granted or paid, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to an Annual Period in which such individual is first appointed or elected to the Board will not exceed the sum of the two preceding limitations in this Section 3(d). The value of any equity awards, for purposes of the limitations described in this Section 3(d), will be calculated based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 3(d) will apply beginning with the Annual Period in which the Annual Meeting in 2020 occurs.

4. OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i) by cash or check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) the Common Stock is publicly traded at the time of exercise, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise a SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the SAR Agreement or otherwise provided by the Company. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service, and the Participant will have no further right, title or interest in the forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than for Cause. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination or death, as applicable, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the

Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law; or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5. AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board. The terms and conditions of separate Restricted Stock Awards and RSU Awards need not be identical; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award.

(1) Restricted Stock Awards. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2) RSU Awards. A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to a RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii) Consideration.

(1) Restricted Stock Awards. A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2) RSU Awards. Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (1) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement, and (2) any portion of the Participant’s RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards, and all other terms and conditions of such Other Awards.

6. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 2(a); (ii) the class(es) and maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of shares of Common Stock and the exercise, strike or purchase price of Common Stock subject to outstanding Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock will be created in order to implement any Capitalization Adjustment. The Board will determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that may be created by the adjustments referred to in the preceding provisions of this Section 6(a).

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service.

(c) Transaction. In the event of a Transaction, the provisions of this Section 6(c) will apply to each outstanding Award unless otherwise provided in the instrument evidencing the Award, in any other written agreement between a Participant and the Company or an Affiliate, or in any director compensation policy of the Company.

(i) Awards May Be Assumed. In the event of a Transaction, the Acquiring Entity may assume or continue any or all outstanding Awards or may substitute similar awards for any or all outstanding Awards (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to outstanding Awards may be assigned by the Company to the Acquiring Entity. For clarity, in the event of a Transaction, the Acquiring Entity may choose to assume or continue only a portion of an outstanding Award, to substitute a similar award for only a portion of an outstanding Award, or to assume or continue, or substitute similar awards for, the outstanding Awards held by some, but not all, Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Employee and Director Participants. In the event of a Transaction in which the Acquiring Entity does not assume or continue outstanding Awards or substitute similar awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants who are Employees or Directors and, in each case, whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Employee and Director Participants”), the vesting (and exercisability, if applicable) of such Awards will be accelerated in full (and with respect to any such Awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of such Transaction (contingent upon the effectiveness of the Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is 15 days prior to the effective time of the Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Transaction). With respect to the vesting of Awards that will accelerate upon the occurrence of a Transaction pursuant to this Section 6(c)(ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Transaction.

(iii) Awards Held by Persons other than Current Participants. In the event of a Transaction in which the Acquiring Entity does not assume or continue outstanding Awards or substitute similar awards for outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Employee and Director Participants, such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised at or prior to the effective time of a Transaction, the Board may provide that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award, over (2) any exercise price payable by such holder in connection with such exercise.

(d) Involuntary Termination Upon or Following a Transaction. Except as otherwise provided in the Award Agreement, in any other written agreement between a Participant and the Company or an Affiliate, or in any director compensation policy of the Company, in the event that an Employee or Director’s Continuous Service is involuntarily terminated without Cause (including any such termination due to such Employee or Director’s death or Disability) upon or within 12 months following the effective time of a Transaction, the vesting (and exercisability, if applicable) of any Assumed Awards (as defined in this Section 6(d)) held by such Employee or Director as of the date of such termination will be accelerated in full (and with respect to any such Awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable performance goals as of the date of such termination), effective as of the date of such termination. For purposes of this Section 6(d), an “Assumed Award” means any outstanding Award that was assumed or continued, or any outstanding similar award that was granted in substitution for an Award, in each case by the Acquiring Entity in connection with the applicable Transaction.

(e) Appointment of Stockholder Representative. As a condition to the receipt of an Award, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(f) No Restriction on Right to Undertake Transactions. The grant of any Award and the issuance of shares of Common Stock pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 7(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Awards fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, including any Transaction, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair a Participant’s rights under any Award granted while the Plan is in effect unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any such amendment to the extent required by Applicable Law. Except as provided above, a Participant’s rights under any Award granted before any amendment of the Plan will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with any Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act, and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e) Cancellation and Re-Grant of Awards. Except in connection with a Transaction, as provided in Section 6(a) relating to Capitalization Adjustments, or unless the stockholders of the Company have approved such an action within 12 months prior to such an event, neither the Board nor any Committee will have the authority to: (i) reduce the exercise or strike price of any outstanding Option or SAR; or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value in exchange for cash or other Awards under the Plan.

(f) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof; and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8. TAX WITHHOLDING.

(a) Withholding Authorization. As a condition to acceptance of any Award, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company will have no obligation to issue shares of Common Stock subject to an Award, unless and until such withholding obligations are satisfied.

(b) Satisfaction of Withholding Obligations. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising an Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to any Participant and will not be liable to any Participant for any adverse tax consequences to such Participant in connection with an Award. As a condition to accepting an Award, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges that any Option or SAR is exempt from Section 409A only if the exercise or strike price of such Option or SAR is at least equal to the “fair market value” of the Common Stock on the date of grant of such Option or SAR as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR, each Participant agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the exercise or strike price of such Option or SAR is less than the “fair market value” of the Common Stock on the date of grant of such Option or SAR as subsequently determined by the Internal Revenue Service.

(d) Withholding Indemnification. As a condition to accepting an Award, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligations in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9. MISCELLANEOUS.

(a) Dividends and Dividend Equivalents. Dividends or dividend equivalents may not be paid or credited to any Awards.

(b) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(c) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(d) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(e) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(f) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(g) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee and has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(h) Execution of Additional Documents. As a condition to accepting an Award, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(i) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.

(j) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the

Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, and any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(k) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(l) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or an Award Agreement, Awards may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(m) Effect on Other Employee Benefit Plans. The value of any Award, as determined upon grant, vesting or settlement, will not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(n) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.

(o) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and each Award Agreement will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(p) Choice of Law. This Plan and any controversy arising out of or relating to this Plan will be governed by, and construed in accordance with, the internal laws of the State of California, without regard to conflict of law principles that would result in any application of any law other than the law of the State of California.

10. COVENANTS OF THE COMPANY.

(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11. ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

(a) Application. Unless the provisions of this Section 11 are expressly superseded by the provisions in an Award Agreement, the provisions of this Section 11 will apply and will supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this Section 11(b) will apply.

(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date; or (ii) the 60th day that follows the applicable vesting date.

(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares will not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award will not accelerate the issuance date of the shares, but the shares will instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c) Treatment of Non-Exempt Awards Upon a Transaction for Employees and Consultants. The provisions of this Section 11(c) will apply and will supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i) Vested Non-Exempt Awards. The following provisions will apply to any Vested Non-Exempt Award in connection with a Transaction:

(1) If the Transaction is also a Section 409A Change in Control, then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control, the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2) If the Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award will be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Transaction.

(ii) Unvested Non-Exempt Awards. The following provisions will apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to Section 11(e).

(1) In the event of a Transaction, the Acquiring Entity will assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award will be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Transaction.

(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Transaction, then such Award will automatically terminate and be forfeited upon the Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in Section 11(e)(ii). In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award will be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Transaction.

(3) The foregoing treatment will apply with respect to all Unvested Non-Exempt Awards upon any Transaction, and regardless of whether or not such Transaction is also a Section 409A Change in Control.

(d) Treatment of Non-Exempt Awards Upon a Transaction for Non-Employee Directors. The following provisions of this Section 11(d) will apply and will supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Transaction.

(i) If the Transaction is also a Section 409A Change in Control, then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control, the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii) If the Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Transaction. The shares to be issued in respect of the Non-Exempt Director Award will be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Transaction.

(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) will apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award will not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provide that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation from Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares will not be issued before the date that is six months following the date of the Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv) The provisions in this Section 11(e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12. SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the tenth anniversary of the earlier of: (i) the Adoption Date; or (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14. DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a) “Acquiring Entity” means the surviving or acquiring corporation (or the surviving or acquiring corporation’s parent company) in connection with a Transaction.

(b) “Adoption Date” means the date the Plan is first approved by the Compensation Committee.

(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d) “Annual Meeting” means the first meeting of the Company’s stockholders held each calendar year at which Directors are selected.

(e) “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(f) “Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or (ii) an Option or SAR, in each case with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or SAR, as applicable, on the date of grant.

(g) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a SAR, a Restricted Stock Award, a RSU Award, a Performance Award or any Other Award).

(h) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(i) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board will be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination will be final and binding on all Participants.

(j) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(k) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate that results in (or might have reasonably resulted in) material harm to the business of the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between such Participant and the Company or an Affiliate, or of any statutory duty such Participant owes to the Company or an Affiliate; or (iv) such Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company or an Affiliate; provided, however, that the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided such Participant with written notice thereof and not less than five business days to cure the same. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are Officers and by the Chief Executive Officer of the Company with respect to Participants who are not Officers. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(l) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, such transaction also constitutes a Section 409A Change in Control:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Compensation Committee, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.

(m) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(n) “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(o) “Common Stock” means the common stock of the Company.

(p) “Company” means Neurocrine Biosciences, Inc., a Delaware corporation.

(q) “Compensation Committee” means the Compensation Committee of the Board.

(r) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(s) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(t) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(u) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(v) “Director” means a member of the Board of Directors of the Company.

(w) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(x) “Effective Date” means the date of the Annual Meeting in 2020, provided this Plan is approved by the Company’s stockholders at such meeting.

(y) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(z) “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(aa) “Entity” means a corporation, partnership, limited liability company or other entity.

(bb) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(cc) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary, (ii) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(dd) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(iii) In the absence of such exchange or market for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(ee) “Full Value Award” means (i) a stock award granted under the Prior Plan or (ii) an Award, in each case that is not an Appreciation Award.

(ff) “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(gg) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(hh) “Incentive Stock Option” means an option granted pursuant to Section 4 that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ii) “Materially Impair” means that a Participant’s rights under an Award will be materially adversely affected by a suspension or termination of the Plan, an amendment of the Plan, or an amendment to the terms of the Award, as applicable. For purposes of the Plan, a Participant’s rights under an Award will not be deemed to have been Materially Impaired by any of the foregoing actions if the Board, in its sole discretion, determines that such action, taken as a whole, does not materially impair the Participant’s rights under the Award. For example, an amendment to the terms of an Award in order to do any of the following, or that results in any of the following, will not be deemed to Materially Impair the Participant’s rights under the Award: (i) an imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) a change in the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(jj) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(kk) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, or (ii) the terms of any Non-Exempt Severance Agreement.

(ll) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(mm) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company or an Affiliate that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(nn) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 that does not qualify as an Incentive Stock Option.

(oo) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(pp) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock which is granted pursuant to the terms and conditions of Section 4.

(qq) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(rr) “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

(ss) “Other Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Own,” “Owned,” “Owner,” or “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(uu) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(vv) “Performance Award” means an Award that may vest or may be exercised, or that may become earned and paid, contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted pursuant to the terms and conditions of Section 5(b) and such terms as approved by the Board.

(ww) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following, as determined by the Board: (1) earnings (including earnings per share and net earnings, in either case before or after any or all of: interest, taxes, depreciation and amortization, legal settlements or other income (expense), or stock-based compensation, other non-cash expenses and changes in deferred revenue); (2) total stockholder return; (3) return on equity or average stockholder’s equity; (4) return on assets, investment, or capital employed; (5) stock price; (6) margin (including gross margin); (7) income (before or after taxes); (8) operating income; (9) operating income after taxes; (10) pre-tax profit; (11) operating cash flow; (12) sales, prescriptions, or revenue targets; (13) increases in revenue or product revenue; (14) expenses and cost reduction goals; (15) improvement in or attainment of working capital levels; (16) economic value added (or an equivalent metric); (17) market share; (18) cash flow; (19) cash flow per share; (20) cash burn; (21) share price performance; (22) debt reduction; (23) implementation or completion of projects or processes (including, without limitation, discovery of a pre-clinical drug candidate, recommendation of a drug candidate to enter a clinical trial, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, presentation of studies and launch of commercial plans, compliance programs or education campaigns); (24) customer satisfaction; (25) stockholders’ equity; (26) capital expenditures; (27) debt levels; (28) financings; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) employee hiring; (34) funds from operations; (35) budget management; (36) strategic partnerships or transactions (including acquisitions, joint ventures or licensing transactions); (37) engagement of thought leaders and patient advocacy groups; (38) enhancement of intellectual property portfolio, filing of patent applications and granting of patents; (39) litigation preparation and management; and (40) any other measure of performance selected by the Board.

(xx) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of the Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body. In addition, the Board retains the discretion to define the manner of calculating the Performance Criteria it selects to use for a Performance Period and to reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goal. Partial attainment of any Performance Goal may result in payment or vesting corresponding to the degree of attainment as specified in the applicable Award Agreement or the written terms of a Performance Award.

(yy) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of, or any payment under, an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(zz) “Plan” means this Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan.

(aaa) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(bbb) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(ccc) “Prior Plan” means the Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan.

(ddd) “Prior Plan Award” means an award granted under the Prior Plan that is outstanding as of the Effective Date.

(eee) “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Prior Plan as of immediately following the Effective Date.

(fff) “Prior Plan’s Returning Shares” means shares of Common Stock subject to a Prior Plan Award that following the Effective Date: (i) are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) are not issued because such Prior Plan Award or any portion thereof is settled in cash; or (iii) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ggg) “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(hhh) “Restricted Stock Award” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(iii) “Restricted Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(jjj) “RSU Award” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(kkk) “RSU Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(lll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(mmm) “Rule 405” means Rule 405 promulgated under the Securities Act.

(nnn) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(ooo) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(ppp) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(qqq) “Share Reserve” means the number of shares of Common Stock available for issuance under the Plan as set forth in Section 2(a)(i).

(rrr) “SAR” or “Stock Appreciation Right” means a right to receive the appreciation on Common Stock which is granted pursuant to the terms and conditions of Section 4.

(sss) “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(ttt) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(uuu) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(vvv) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(www) “Transaction” means a Corporate Transaction or a Change in Control.

(xxx) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Transaction.

(yyy) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Transaction.

Appendix B

NEUROCRINE BIOSCIENCES, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 6, 2018

APPROVED BY THE STOCKHOLDERS: MAY 24, 2018

AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE: MARCH 14, 2022

APPROVED BY THE STOCKHOLDERS:                 , 2022

1. GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2. ADMINISTRATION.

(a) The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations will be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights.

(v) To amend the Plan at any time as provided in Section 12.

(vi) To suspend or terminate the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in any applicable Offering Document will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued under the Plan will not exceed nine hundred thousand (900,000) shares, which number is the sum of (i) three hundred thousand (300,000) shares that were approved at the Annual Meeting in 2018 and (ii) six hundred thousand (600,000) shares that were approved at the Annual Meeting in 2022.

(b) If any Purchase Right terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5. ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6. PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one (1) or more Purchase Dates during an Offering on which Purchase Rights granted pursuant to that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions on or after the Offering Date. To the extent provided in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

(d) Purchase Rights will not be transferable by a Participant except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

8. EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than twelve (12) months and the Purchase Date will in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9. COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10. DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Purchase Rights or does not substitute similar rights for outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under such Purchase Rights, and such Purchase Rights will terminate immediately after such purchase.

12. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the Adoption Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the

Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13. EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a), materially amended) by the Board.

14. MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

15. DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means February 6, 2018, which is the date the Plan was adopted by the Board.

(b) “Annual Meeting” means the first meeting of the Company’s stockholders held each calendar year at which Directors are selected.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Neurocrine Biosciences, Inc., a Delaware corporation.

(i) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(j) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k) “Director” means a member of the Board.

(l) “Effective Date” means the effective date of this Plan document, which is the date of the Annual Meeting in 2018, provided that this Plan is approved by the Company’s stockholders at such meeting.

(m) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(n) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(o) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.

(r) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(s) “Offering Date” means a date selected by the Board for an Offering to commence.

(t) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(u) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(v) “Plan” means this Neurocrine Biosciences, Inc. 2018 Employee Stock Purchase Plan.

(w) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(x) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(y) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(z) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(aa) “Securities Act” means the Securities Act of 1933, as amended.

(bb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of the foregoing clause (i), the Company will be deemed to “Own” or have “Owned” such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(cc) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed (including, but not limited to, the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto) is open for trading.

NEUROCRINE BIOSCIENCES, INC. 12780 EL CAMINO REAL SAN DIEGO, CA 92130

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D80539-P68930	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEUROCRINE BIOSCIENCES, INC. The Board of Directors recommends that you vote FOR ALL of the following Directors:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors			☐	☐	☐

Nominees:

	01)	Richard F. Pops
	02)	Shalini Sharp
	03)	Stephen A. Sherwin, M.D.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:									For	Against	Abstain

2.	Advisory vote to approve the compensation paid to the Company’s named executive officers;								☐	☐	☐

3.	To approve an amendment and restatement of the Company’s 2020 Equity Incentive Plan;								☐	☐	☐

4.	To approve an amendment and restatement of the Company’s 2018 Employee Stock Purchase Plan; and								☐	☐	☐

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.								☐	☐	☐

NOTE: Company to transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof. All stockholders are normally invited to attend the Annual Meeting of Stockholders in person. However, due to the COVID-19 pandemic, and our current COVID-19 policies, we strongly urge our stockholders not to attend the Annual Meeting in person this year and to instead submit proxy votes.

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Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

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D80540-P68930

This Proxy is solicited on behalf of the Board of Directors

NEUROCRINE BIOSCIENCES, INC.

2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2022

The undersigned stockholder of NEUROCRINE BIOSCIENCES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2022, and hereby appoints Kevin C. Gorman, Ph.D. and Matthew C. Abernethy, and either of them, proxies and attorneys-in-fact, with full power to either of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2022 Annual Meeting of Stockholders of NEUROCRINE BIOSCIENCES, INC. to be held on May 18, 2022 at 10:30 a.m. local time, at the Company’s corporate headquarters located at 12780 El Camino Real, San Diego, California 92130, and at any continuation, adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR THE ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2020 EQUITY INCENTIVE PLAN, FOR APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2018 EMPLOYEE STOCK PURCHASE PLAN, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY CONTINUATION, ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side